UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement
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❒	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Summit Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P. O. Box 179

300 North Main Street

Moorefield, West Virginia 26836

April 10, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Summit Financial Group, Inc. (the “Company”), a West Virginia corporation, which will be held on Thursday, May 15, 2014, at 1:00 p.m., EDT, at the Company’s Corporate Office, 300 North Main Street, Moorefield, West Virginia.

It is important that your shares be represented at the Meeting.  Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope for which postage has been paid.  If you have any questions regarding the information in the attached proxy materials, please do not hesitate to call Teresa Ely, Director of Shareholder Relations, (304) 530-1000.

You will be asked at the Annual Meeting, to elect five (5) directors to serve until 2017, to ratify the selection of Arnett Foster Toothman, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2014, and to approve the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan.

You are urged to read the accompanying Proxy Statement carefully, as it contains detailed information regarding the nominees for directors of the Company and the independent registered public accounting firm of the Company.

                                        Very truly yours,

                                        Oscar M. Bean
                                        Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2014

This proxy statement, along with our 2013 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2013, are available free of charge on the following website:  www.summitfgi.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME..............................................................................	1:00 p.m., EDT, on May 15, 2014

PLACE...........................................................................	Summit Financial Group, Inc.
Corporate Office
300 North Main Street
Moorefield, West Virginia 26836

ITEMS OF BUSINESS.................................................	(1) To elect five (5) directors to serve until 2017;
(2) To ratify the selection of Arnett Foster Toothman, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2014;
(3) To approve the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan; and
(4) To transact such other business as may properly come before the Meeting. The Board of Directors at present knows of no other business to come before the Annual Meeting.

RECORD DATE.........................................................	Only those shareholders of record at the close of business on March 31, 2014, shall be entitled to notice and to vote at the Meeting.

ANNUAL REPORT...................................................	Our 2013 Annual Report, which is not part of the proxy materials, is enclosed.

PROXY VOTING........................................................

It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE and PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked prior to its exercise at the Meeting.

April 10, 2014

                                                                Oscar M. Bean
                                                                Chairman of the Board

Page

PROXY STATEMENT .....................................................................................................................................................................	1

Principal Executive Office of the Company.......................................................................................................................	1
Shareholders Entitled to Vote..............................................................................................................................................	1
Multiple Shareholders Sharing the Same Address..........................................................................................................	1
Proxies.....................................................................................................................................................................................	1
Vote By Mail .........................................................................................................................................................................	2
Voting at the Annual Meeting............................................................................................................................................	2
Voting on Other Matters......................................................................................................................................................	2
Required Vote........................................................................................................................................................................	2
Cost of Proxy Solicitation.....................................................................................................................................................	3
Shareholder Account Maintenance...................................................................................................................................	3
Section 16(a) Beneficial Ownership Reporting Compliance............................................................................................	3

GOVERNANCE OF THE COMPANY.............................................................................................................................................	4

Board and Committee Membership....................................................................................................................................	4
Board Leadership Structure.................................................................................................................................................	4
Board’s Role in Risk Oversight...........................................................................................................................................	4
Executive Committee.............................................................................................................................................................	4
Audit and Compliance Committee......................................................................................................................................	5
Compensation and Nominating Committee.......................................................................................................................	6
Policies and Procedures Relating to Nomination of Directors...............................................................................	6
Director Qualifications and Review of Director Nominees.....................................................................................	7
Nominees for the Class Expiring in 2017....................................................................................................................	7
Continuing Directors....................................................................................................................................................	9
Processes and Procedures Relating to Executive Compensation..........................................................................	11
Independence of Directors and Nominees........................................................................................................................	12
Transactions with Related Persons....................................................................................................................................	13
Shareholder Communication with Directors......................................................................................................................	14
Board Member Attendance at Annual Meeting...............................................................................................................	14
Corporate Policies.................................................................................................................................................................	14

ITEM 1 - ELECTION OF DIRECTORS...........................................................................................................................................	15

Security Ownership of Directors and Officers..................................................................................................................	15
Family Relationships.............................................................................................................................................................	16

NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2017..................................................................................	17

DIRECTORS WHOSE TERMS EXPIRE IN 2016...............................................................................................................	19

DIRECTORS WHOSE TERMS EXPIRE IN 2015...............................................................................................................	21

i

EXECUTIVE COMPENSATION.....................................................................................................................................................	22

Executive Compensation Program......................................................................................................................................	22
Plans Covering All Employees............................................................................................................................................	25
Potential Payments Upon Termination or Change of Control........................................................................................	26
Compensation of Named Executive Officers.....................................................................................................................	31
Summary Compensation Table............................................................................................................................................	32
Outstanding Equity Awards at December 31, 2013..........................................................................................................	33
Director Compensation 2013................................................................................................................................................	35

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...........................................	37

AUDIT AND COMPLIANCE COMMITTEE REPORT...............................................................................................................	38

Audit and Compliance Committee .....................................................................................................................................	38
Fees To Arnett Foster Toothman, PLLC...........................................................................................................................	38

ITEM 3 - APPROVAL OF THE SUMMIT FINANCIAL GROUP, INC. 2014 LONG-TERM INCENTIVE PLAN................................................................................................................................................................	40

EXECUTIVE OFFICERS...................................................................................................................................................................	50

PRINCIPAL SHAREHOLDER.........................................................................................................................................................	52

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS...................................................	53

Stock Transfers......................................................................................................................................................................	53

ANNUAL REPORT...........................................................................................................................................................................	54

FORM 10-K........................................................................................................................................................................................	54

EXHIBIT A - Summit Financial Group, Inc. 2014 Long-Term Incentive Plan

ii

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Summit Financial Group, Inc. (“Summit,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2014 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on May 15, 2014, beginning at 1:00 p.m.  The meeting will be held at Summit’s Corporate Office, 300 North Main Street, Moorefield, West Virginia 26836.

This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about April 10, 2014.

Principal Executive Office of the Company

The principal executive office of the Company is 300 North Main Street, Moorefield, West Virginia 26836.

Shareholders Entitled to Vote

Holders of record of Summit common shares at the close of business on March 31, 2014, are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of that date, there were 7,457,222 common shares outstanding.  Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Multiple Shareholders Sharing the Same Address

Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple shareholders sharing an address.  This practice, known as “householding,” is designed to reduce printing and postage costs.  However, if any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact Teresa Ely, Director of Shareholder Relations, Summit Financial Group, Inc., P. O. Box 179, Moorefield, West Virginia 26836, or by telephone at (304) 530-1000, or by e-mail at tely@summitfgi.com.

Proxies

Your vote is important.  Shareholders of record may vote their proxies by mail.  If you choose to vote by mail, a postage-paid envelope is provided.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting in person at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly.  Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions.  If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you.  As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

On the record date, there were 7,457,222 shares of common stock outstanding which are held by approximately 1,225 shareholders of record.  A majority of the outstanding shares of Summit Financial Group, Inc. will constitute a quorum at the meeting.

A plurality of the votes cast is required for the election of directors.  Abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote for the election of directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held.  However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors.  Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2014 Annual Meeting, the total number of directors to be elected is five (5) in the class expiring in 2017.  Each shareholder has the right to cast five (5) votes for each share of stock held on the record date.

If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates.  Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the nominees for each class.  The vote represented by the proxies delivered pursuant to this solicitation, which do not contain any instructions, may be cumulated at the discretion of the Board of Directors of Summit Financial Group, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

For purposes of (i) the ratification of Arnett Foster Toothman, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2014, and (ii) the approval of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan, an affirmative vote of a majority of the votes cast on this proposal is required.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies.  Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, or by facsimile transmission.  Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock.  Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance

Registrar and Transfer Company is our transfer agent.  All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
www.rtco.com
(800) 368-5948

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require the Company’s directors and executive officers and greater than ten percent shareholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC.  Based solely on our review of copies of such reports received and/or written representations from such directors and executive officers and ten percent shareholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent shareholders were complied with during fiscal year 2013 except Jeffrey Hott, who had two (2) late reports relating to two (2) transactions.

GOVERNANCE OF THE COMPANY

Board and Committee Membership

During 2013, the Board of Directors met ten (10) times.  All of our Directors attended 75% or more of the meetings of the Board and the meetings held by committees of the Board on which the directors served in 2013, except for James P. Geary, II, who attended 73% of the Board and committee meetings.

The Company has a standing Executive Committee, Audit and Compliance Committee, and a Compensation and Nominating Committee.

Board Leadership Structure

The Board of Directors of the Company is led by a Chairman who is not the Chief Executive Officer.  Oscar M. Bean currently serves as the Chairman of the Board and H. Charles Maddy, III is the Company’s Chief Executive Officer.  The Board believes that it is important to formally separate the roles of Chairman of the Board of Directors and the Chief Executive Officer.  The separation of these roles results in a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance.  The Board also believes that directors will be more likely to challenge the Chief Executive Officer if the Chief Executive Officer is not the Chairman of the Board.

Board’s Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s committees, each of which examines various components of risk as part of their responsibilities.  The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management and reports from committees of the Board on areas of material risk to the Company, including operational, market, credit, financial, legal and regulatory risks.  This enables the Board, senior management, and the committees of the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Executive Committee

The Executive Committee, on an as needed basis, approves loans above specified limits and performs such duties and exercises such powers as delegated to it by the Company’s Board of Directors.  The current members of the Company’s Executive Committee are Oscar M. Bean, Chairman, John W. Crites, James P. Geary, II, Thomas J. Hawse, III, Gary L. Hinkle, H. Charles Maddy, III, Duke A. McDaniel, G. R. Ours, Jr., and Charles S. Piccirillo.  The Executive Committee did not meet in 2013.

Audit and Compliance Committee

The Audit and Compliance Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of Summit’s financial reports.  This entails:

•           Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•           Providing direction to and oversight of the Company’s internal audit function.

•           Reviewing and appraising the efforts of the Company’s independent auditors.

•           Maintaining a free and open means of communication between directors, internal audit staff, independent auditors, and management.

The Audit and Compliance Committee has adopted a written charter, a copy of which is available on the Company’s web site at www.summitfgi.com.  Current members of this committee are George W. Pace, Chairman, John W. Crites, Georgette R. George, Thomas J. Hawse, III, Gary L. Hinkle, Gerald W. Huffman, and Charles S. Piccirillo.  The Audit and Compliance Committee charter requires that the committee be comprised of five (5) or more directors.  The Audit and Compliance Committee met four (4) times in 2013.

Pursuant to the provisions of the Sarbanes-Oxley Act, which was enacted in 2002, the SEC adopted rules requiring companies to disclose whether or not at least one member of the Audit and Compliance Committee is an “audit committee financial expert” as defined in such rules.

Under the SEC rules, an “audit committee financial expert” has the following attributes:

•           An understanding of generally accepted accounting principles and financial statements;

•           An ability to assess the general application of accounting principles generally accepted in the United States of America in connection with the accounting for estimates, accruals and reserves;

•           Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•           An understanding of internal controls and procedures for financial reporting; and

•           An understanding of audit committee functions.

A person must possess all of the above attributes to qualify as an audit committee financial expert.

Based on Director Questionnaires, the Board of Directors has determined that John W. Crites, Thomas J. Hawse, III, and George W. Pace of the Audit and Compliance Committee possess all of the above five attributes so as to be deemed “audit committee financial experts” under the SEC rules.  All three of these individuals are independent, as independence for audit committee members is defined in the NASDAQ listing standards.

In addition, John W. Crites, Thomas J. Hawse, III, Gary L. Hinkle and George W. Pace each qualify as a “financial expert” under the NASDAQ Marketplace Rules, which standards are different from the SEC rules.  Under the NASDAQ Marketplace Rules, a “financial expert” must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  Mr. Crites, Mr. Hawse, Mr. Hinkle and Mr. Pace have the necessary experience to qualify them as “financial experts” under the NASDAQ Marketplace Rules.

For information concerning the audit fees paid by the Company in 2013 and for information about the Company’s independent auditors generally, see the Audit and Compliance Committee Report on page 38 of these Annual Meeting materials.

Compensation and Nominating Committee

The Compensation and Nominating Committee consists of a minimum of four (4) independent, outside directors.  The members of the Compensation and Nominating Committee during 2013 were Oscar M. Bean, Chairman, Dewey F. Bensenhaver, John W. Crites, Thomas J. Hawse, III, Phoebe F. Heishman, Gary L. Hinkle, George W. Pace and Charles S. Piccirillo.

The Compensation and Nominating Committee has adopted a written charter, a copy of which is available on the Company’s website at www.summitfgi.com.

The Committee meets at scheduled times during the year as required, generally one to two times.  The Committee reports on Committee actions at Board meetings.  The Committee has the authority to retain outside counsel and any other advisors as the Company may deem appropriate in its sole discretion.  The Compensation and Nominating Committee met one (1) time in 2013.

Policies and Procedures Relating to the Nomination of Directors

The Compensation and Nominating Committee assists the Board in (i) identifying qualified individuals to become board members, (ii) determining the composition of the Board of Directors and its committees, (iii) monitoring a process to assess board effectiveness, and (iv) developing and implementing the Company’s corporate governance guidelines.

In determining nominees for the Board of Directors, the Compensation and Nominating Committee selects individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment.  The Committee also selects individuals who are most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.  In identifying first-time nominees for director, or evaluating individuals recommended by shareholders, the Compensation and Nominating Committee determines, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board of Directors and may consider the current composition of the Board of Directors in light of the diverse communities served by the Company and the interplay of the candidate’s experience with the experience of other Board members.

Although the Compensation and Nominating Committee considers diversity in identifying nominees for a director by identifying directors who are educated and who have work experience in diverse areas (such as accounting, legal, finance, energy, media, insurance, timber, transportation, farming, hospitality, and retail) to provide the board as a whole with experience and perspective in a wide variety of areas,  the Compensation and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees.

The Compensation and Nominating Committee does not have a specific policy with regard to the consideration of persons nominated for Directors by shareholders.  The Articles of Incorporation of the Company describe the procedures that a shareholder must follow to nominate persons for election as Directors.  For more information regarding these procedures, see Requirements, Including Deadline for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders on page 52 of these Annual Meeting materials.  The Compensation and Nominating Committee will consider nominees for Director recommended by shareholders provided the procedures set forth in the Articles of Incorporation of the Company are followed by shareholders in submitting recommendations.  The Committee does not intend to alter the manner in which it evaluates nominees, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

With regard to the Compensation and Nominating Committee’s specific nominating responsibilities, see a copy of its current charter on the Company’s website at www.summitfgi.com.

Director Qualifications and Review of Director Nominees

In connection with the Director nominations for the 2014 Annual Meeting, the Compensation and Nominating Committee considered the Nominee’s and the Continuing Directors’ roles in identifying and understanding the Company’s risks and overseeing the Company’s compliance with its risk management program.  These considerations were in addition to the qualifications, skills and attributes described above that are considered by the Compensation and Nominating Committee in selecting Nominees for the Board of Directors.

In addition to fulfilling the above criteria, all of the  Nominees for election to the class expiring in 2017 are independent under the NASDAQ listing standards and the SEC rules.  Ten (10) of eleven (11) directors whose terms expire in 2015 and 2016 (the “Continuing Directors”) are independent under the NASDAQ listing standards.  H. Charles Maddy, III is not independent as he is an executive officer and employee of the Company.

Each Nominee and Continuing Director brings a strong and unique background and set of skills to the Board providing the Board as a whole competence and experience in a wide variety of areas including banking, finance, accounting, legal, corporate governance, executive management, media, energy, forestry, transportation and insurance.  Set forth below are the specific experience, qualifications, skills, and attributes considered by the Board in concluding that the Nominees and Continuing Directors are qualified to serve as Directors of the Company:

Nominees for the Class Expiring in 2017

J. Scott Bridgeforth has served as a member of the Board of Directors since 2011.  Mr. Bridgeforth has served as a member of the Board of Directors of Summit’s banking subsidiary since 1999.  Mr. Bridgeforth received his Bachelor of Business Administration in Business Management from James Madison University and has 28 years of experience in owning and operating his own business.  Mr. Bridgeforth is currently the owner and Vice-President of Royal Crown Bottling Company of Winchester, Inc. and Royal Crown Bottling Company of Hagerstown, Maryland, and the owner and President of Sure Bet Services, Inc.  Mr. Bridgeforth is a member of the Profit Sharing Committee and Asset/Liability and Funds Management Committee.

Georgette R. George has served as a member of the Board of Directors since 2010.  Ms. George also served as a member of the Board of Directors of Summit from March, 1998 to December, 1999 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1995 to 2005.  Ms. George was re-appointed as a member of the Board of Directors of Summit’s banking subsidiary in December, 2009.  Ms. George is a principal in a number of business enterprises involved in various retail, office, and hotel development projects, of which she manages the administrative and financial operations.  She has been engaged in these businesses for more than twenty years.  She is president of E&G, Inc. and executive officer for three hotel companies and general services.  She is also vice president of Ridgeline, Inc.  Previously, she held a position in sales management at the Hewlett-Packard Company where she received the President’s Award, that company’s highest sales achievement award.  Ms. George has a strong understanding of business management and finance through her experience in managing and operating multiple businesses.  Ms. George has served on the Boards of numerous non-profit organizations, including the Thomas Hospital Foundation, Community Council of Kanawha Valley, and the Convention Bureaus of the cities of both Charleston and South Charleston, West Virginia.  Ms. George was a recipient of the Women of Achievement Award conferred by the Young Women’s Christian Association of Charleston.  Ms. George is a graduate of Vanderbilt University where she earned a B.E. degree in Biomedical and Electrical Engineering.  Ms. George is a member of the Audit and Compliance Committee, the Profit Sharing Committee, and the Asset/Liability and Funds Management Committee.

Jeffrey E. Hott has served as a member of the Board of Directors since 2011.  Mr. Hott has served as a member of the Board of Directors of Summit’s banking subsidiary since October, 1990.  Mr. Hott is the President and a member of the Board of Directors of E. E. Hott, Inc., a real estate holding and asset management company for the following entities: Franklin Oil Company, Inc., Hott’s Ag Services, Inc., and Hott’s Farming, Inc.  Mr. Hott is an officer and a member of the Board of Directors of each of these entities.  Mr. Hott is an operating partner and owner in BeaconNet, LLC involved primarily in leasing and renting communication facilities.  Mr. Hott has served in these businesses for over 40 years.  Mr. Hott serves as a member of the Pendleton County Community and Economic Development Authority.  Mr. Hott also serves as a director of Cross Knob Sportsman Club, Inc., primarily a hunting preservation and real estate holding company.  Mr. Hott is a member of the Profit Sharing Committee.

Duke A. McDaniel has served as a member of the Board of Directors since 2000 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1985 to 2008.  Mr. McDaniel was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011.  Mr. McDaniel received his law degree from West Virginia University College of Law and has been practicing law since 1964.  Mr. McDaniel is a member of the Executive Committee and the Profit Sharing Committee.

George W. Pace has served as a member of the Board of Directors since 2011.  Mr. Pace has served as a member of the Board of Directors of Summit’s banking subsidiary since 2003, and has served on the local Board of Directors of Summit Community Bank in Harrisonburg, Virginia since 2003.  Mr. Pace earned his bachelor of science degree and master’s degree in business administration from the University of North Carolina.  Mr. Pace is the former CEO of Rocco Enterprises and served as the Vice-Mayor of Harrisonburg, Virginia.  Mr. Pace is currently self-employed as a business advisor and serves on the Board of Directors of five privately-owned entities.  Mr. Pace serves as Chair of the Audit and Compliance Committee and is a member of the Compensation and Nominating Committee and the Asset/Liability and Funds Management Committee.

Continuing Directors

Oscar M. Bean has served as a member of the Board of Directors of the Company since 1987 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1978.  Mr. Bean was named Chairman of the Board of the Company in 1995, and has served in this capacity for the last 19 years.  Mr. Bean is a lawyer and was formerly the prosecuting attorney of Hardy County, West Virginia.  Mr. Bean served on the Board of the Moorefield Scholarship Fund and served as a member of the West Virginia University College of Law Visiting Committee.  Mr. Bean is currently the Chairman of the Eastern West Virginia Community and Technical College Foundation and is the Managing Partner of Bean & Bean, Attorneys at Law.  Mr. Bean is Chairman of the Commission on Judicial Independence.  Mr. Bean also chairs the Executive Committee and Compensation and Nominating Committee and is a member of the Asset/Liability and Funds Management Committee.

Dewey F. Bensenhaver, MD has served as a member of the Board of Directors of the Company since 2000 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1998 to 2008.  Dr. Bensenhaver was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011.  Dr. Bensenhaver is a physician operating a private practice since 1972.  In addition, Dr. Bensenhaver has owned a farming operation since 1976.  Dr. Bensenhaver is a member of the Compensation and Nominating Committee.

James M. Cookman has served as a member of the Board of Directors of the Company since 1994 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1994 to 2008.  Mr. Cookman was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011.  Mr. Cookman has 36 years of diverse business experience in the areas of insurance, renewable energy, finance, real estate and communications.  Mr. Cookman is currently the President of Cookman Insurance Group, Inc., and is a managing partner of Laurel Renewable Partners, LLC. He is also the president of several other companies that he manages.  Mr. Cookman is politically active at the local, state and federal levels and is actively involved in community initiatives.  Mr. Cookman is a member of the Profit Sharing Committee.

John W. Crites has served as a member of the Board of Directors of the Company since 1989 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1989.   Mr. Crites serves as the Chairman and Chief Executive Officer of Allegheny Wood Products, Inc., a family-owned hardwood sawmill company founded by Mr. Crites and his wife in 1973, and Allegheny Wood Products International, Inc.  Mr. Crites opened his first sawmill in 1973 with 13 employees in Riverton, West Virginia and today Allegheny Wood Products has 500 employees and markets to 18 foreign countries plus the United States.   Mr. Crites is also a principal stockholder of KJV Aviation, Inc.   Mr. Crites earned a bachelor’s degree at West Virginia University and a master’s degree in forestry from the University of Montana.  Mr. Crites is a member of the West Virginia University Foundation Inc., National Campaign Committee, and is the Chair of the Trust Committee of the West Virginia University Forestry Endowment Fund.  Mr. Crites is a member of the Executive Committee, the Audit and Compliance Committee, the Asset/Liability and Funds Management Committee, and the Compensation and Nominating Committee.

James P. Geary, II has served as a member of the Board of Directors of the Company since 2007 and served as a member of the Board of Directors of Summit’s banking subsidiary from 2007 to 2008.  Mr. Geary was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011.  Mr. Geary earned his bachelor of science degree in accounting from the West Virginia University School of Business and received his law degree from the West Virginia University College of Law.  Mr. Geary is a Partner of the law firm Geary & Geary and is a real estate broker for Landimer, Inc.  Mr. Geary is a title insurance agent for Old Republic Title Insurance Company and First American Title Insurance Company and is the Managing Member of Allegheny Highlands, LLC, a real estate sales and development company.  Mr. Geary is a current member of the West Virginia Forestry Association.  Mr. Geary serves as a mediator in the 21st and 22nd West Virginia Judicial Circuits and serves as the Mental Hygiene Commissioner in the 21st West Virginia Judicial Circuit.  Mr. Geary is a charter member of the Grant and Hardy County Gideons and is the Membership Regional Program Leader of the West Virginia Gideons International.  Mr. Geary was also a professor at Shepherd College, Shepherdstown, West Virginia.  Mr. Geary is a member of the Executive Committee, and the Asset/Liability and Funds Management Committee.

Thomas J. Hawse, III has served as a member of the Board of Directors of the Company since 1988 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1988.  Mr. Hawse received his bachelor of science degree in accounting from West Virginia University and has audit experience from working for PriceWaterhouseCoopers in Pittsburgh, Pennsylvania.  Mr. Hawse has served on numerous Boards of Directors and has executive and legislative experience.  Mr. Hawse is currently the President of Hawse Food Market, Inc.  Mr. Hawse serves as a member of the Executive Committee, the Compensation and Nominating Committee, and the Audit and Compliance Committee.

Phoebe F. Heishman has served as a member of the Board of Directors of the Company since 1987 and has served as Secretary of the Company since 1995.  Ms. Heishman has served as a member of  the Board of Directors of Summit’s banking subsidiary since 1973.  Ms. Heishman has over 42 years of business experience.  Ms. Heishman is currently the President of RE Fisher Co., Inc., and is the Publisher and Editor of The Moorefield Examiner.  In 1994, Ms. Heishman was awarded the P. I. Reed Achievement Award from the West Virginia University School of Journalism.  This award was created in 1966, and is the most prestigious award bestowed on alumni of the West Virginia University School of Journalism.  Ms. Heishman also received the Adam Kelley Premier Journalist Award in 2008 from the West Virginia Press Association.  Ms. Heishman served as the President of the West Virginia Press Association from 1990-1991.  Ms. Heishman was also the Chairman of the Hardy County Bicentennial Commission and the Past President of the Hardy County Historical Society.  Ms. Heishman has been named a Distinguished West Virginian by Governor Gaston Caperton and named as a Friend of Agriculture by Governor Bob Wise and Agriculture Commissioner Gus Douglass.  Ms. Heishman was a former employee with the Federal Reserve Bank of San Francisco.  Ms. Heishman is a current member of the Hardy County Chamber of Commerce Board of Directors.  Ms. Heishman is Chairperson of the Profit Sharing Committee and a member of the Compensation and Nominating Committee.

Gary L. Hinkle has served as a member of the Board of Directors of the Company since 1993 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1993.  Mr. Hinkle received his bachelor of science in business management from West Virginia University and has 28 years of experience in owning and operating his own business.  Mr. Hinkle is currently the President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel Inc., and H. T. Services, Inc.  Mr. Hinkle serves as a member of the Executive Committee, the Audit and Compliance Committee, the Asset/Liability and Funds Management Committee, and the Compensation and Nominating Committee.

Gerald W. Huffman has served as a member of the Board of Directors of the Company since 2000 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1998 to 2008.  Mr. Huffman was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011.  Mr. Huffman has over 42 years of experience in owning and operating his own business and has employed as many as 50 individuals.  Mr. Huffman is currently the President of Huffman Logging, Inc., Potomac Trucking and Excavation, Inc. and G&T Repair, Inc.  Mr. Huffman has served on the Executive Board of the West Virginia Forestry Association.  Mr. Huffman serves on the Audit and Compliance Committee and the Profit Sharing Committee.

H. Charles Maddy, III has served as a member of the Board of Directors since 1993 and has served as a member of the Board of Directors of Summit’s banking subsidiary since 1993.  Mr. Maddy has served as Chairman of the Board of Directors of Summit Community Bank, the banking subsidiary of the Company, since September, 2010, and Co-Chairman from 2007 to September, 2010.  Mr. Maddy is currently the President and Chief Executive Officer of the Company, and has served in this capacity since 1994.  Mr. Maddy received his bachelor degree in business administration with a concentration in accounting from Concord College.  Mr. Maddy served as the Vice-Chairman and Director of the Federal Home Loan Bank of Pittsburgh during the time period from 2002 to 2010 and also served as Chairman and member of the Federal Home Loan Bank of Pittsburgh’s Audit Committee.  Mr. Maddy is a member of the Executive Committee, the Asset/Liability and Funds Management Committee, and the Profit Sharing Committee.

Charles S. Piccirillo has served as a member of the Board of Directors of the Company since 1998 and served as a member of the Board of Directors of Summit’s banking subsidiary from 1996 to 2008.  Mr. Piccirillo was reappointed as a member of the Board of Directors of Summit’s banking subsidiary in May, 2011.  Mr. Piccirillo received his law degree from the West Virginia University College of Law in 1980 and is a member in the law firm of Shaffer & Shaffer, PLLC.  Mr. Piccirillo is also a Partner with Lawoff Associates, and President of Auggus Enterprises, Inc., both of which are real estate entities.  Mr. Piccirillo is a member of the Executive Committee, the Audit and Compliance Committee and the Compensation and Nominating Committee.

Processes and Procedures Relating to Executive Compensation

Another purpose of the Compensation and Nominating Committee is to review, approve and report to the Board of Directors the compensation of all executive officers of the Company who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934 (the “Executive Officers”), including salaries and bonuses, and to approve and report to the Board of Directors all grants of stock options.  The Compensation and Nominating Committee also annually reviews the Board Attendance and Compensation Policy which includes the compensation paid to the Board of Directors.  The Compensation and Nominating Committee recommends any revisions to the Board Attendance and Compensation Policy to the full Board of Directors for approval.  The Committee’s primary processes and procedures for carrying out these purposes include:

•         Scope of Authority.  The Committee has the following duties and responsibilities:

              •           Annually review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer (the “CEO”) established by the Board of Directors, evaluate the CEO’s performance in light of these goals and objectives, and review, approve and report to the Board of Directors all compensation arrangements, including base salary, incentive compensation and long-term compensation for the
                           CEO.

              •           Annually review, approve and report to the Board of Directors all compensation arrangements, including base salary, incentive compensation and long-term compensation, for all other Executive Officers.

              •           Review, approve and report to the Board of Directors compensation packages for new Executive Officers and termination packages for Executive Officers.

              •           Review and make recommendations to the Board of Directors for ratification decisions relating to long-term incentive compensation plans, including the use of equity-based plans.  Except as otherwise delegated by the Board of Directors, the Committee will act on behalf of the Board of Directors as the “committee” established to administer equity-based and employee benefit plans, and as such, will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants in accordance with the terms of those plans.  All such grants must be ratified by the Board of Directors.

                •           Make recommendations to the Board of Directors with respect to matters relating to incentive compensation and equity-based plans which are appropriate for action by the Board of Directors under applicable
                            NASDAQ and SEC rules.

•           Delegation of Authority.  The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

•           Role of Executive Officers.  The Chief Executive Officer provides the Committee with a verbal performance assessment and compensation recommendation for each of the other Executive Officers.  In addition to the following items, these performance assessments and recommendations are considered by the Committee in reviewing, approving and reporting to the Board the compensation arrangements of each Executive Officer other than the CEO:  (i) an assessment of the Company’s performance, (ii) the perquisites provided to the Executive Officers, (iii) the salaries paid by a peer group to executive officers holding equivalent positions, (iv)
            tally sheets showing the aggregate amount of all components of compensation paid to the Executive Officers, and (v) the complexity of the job duties of each Executive Officer.

•           Role of Independent Consultant.  The Committee has the authority to retain any advisors as the Committee deems appropriate in carrying out its duties, but only after taking into consideration factors relevant to the advisor’s independence from management specified in the NASDAQ listing standards.  The Committee has not retained the services of an independent consultant in reviewing and approving the form and amount of executive and director compensation.

Independence of Directors and Nominees

The Board of Directors annually reviews the relationships of each of its members with the Company to determine whether each director is independent.  This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules.

The Board of Directors reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors in order to determine the independence of the current members of the Board of Directors and the nominees for election as a director of the Company.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Board of Directors determined that the following nominees and current members of the Board of Directors are independent:  Oscar M. Bean, Dewey F. Bensenhaver, J. Scott Bridgeforth, James M. Cookman, John W. Crites, James P. Geary, II, Georgette R. George, Thomas J. Hawse, III, Phoebe F. Heishman, Gary L. Hinkle, Jeffrey E. Hott, Gerald W. Huffman, Duke A. McDaniel, G. R. Ours, Jr., George W. Pace and Charles S. Piccirillo.

H. Charles Maddy, III is not independent because he is an executive officer of the Company.

The NASDAQ listing standards contain additional requirements for members of the Compensation and Nominating Committee and the Audit and Compliance Committee.  All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Board considered the following relationships in evaluating the independence of the Company’s Directors and determined that none of the relationships constitute a material relationship with the Company and each of the relationships satisfied the standards for independence:

•           Summit Community Bank, Inc., a subsidiary of the Company, provided lending and/or other financial services to each member of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2013 and 2012 in the ordinary course of business and on substantially the same terms as those available to unrelated parties;

•           Oscar M. Bean and James P. Geary, II are partners of law firms that received payments for legal services provided to the Company or its subsidiaries during 2013 and 2012;

•           Mr. Crites beneficially owns an aggregate of 798,816 shares or 10.36% of the Company’s common stock.  Of these shares beneficially owned by Mr. Crites, 250,000 shares arise from Mr. Crites’ right to convert some or all of the 2,000 shares of Series 2011 Preferred Stock on any dividend payment date (March 1, June 1, September 1 and December 1).  Under the SEC rules, Mr. Crites is deemed to beneficially own these 250,000 shares of the Company’s common stock on a date that is 60 days prior to a dividend payment date.  Accordingly, Mr. Crites’s ownership under the SEC rules exceed 10% during the following time periods when he has the right to convert this Series 2011 Preferred Stock to common stock:  from January 1 to March 1, April 2 to June 1, July 3 to September 1 and October 2 to December 1.

•           The Company and its subsidiary purchased products from a grocery store owned by Thomas J. Hawse, II in 2013 and 2012; and

•           The Company and its subsidiary advertised in a weekly newspaper owned by Phoebe F. Heishman in 2013 and 2012.

Transactions with Related Persons

The Company has written policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors, nominees for director, and executive officers or their immediate families, or shareholders owning five percent or greater of the Company’s outstanding voting stock).  The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding the lesser of (i) $120,000 or (ii) 1% of the Company’s total assets at year end, in which a related person has a direct or indirect material interest).

Directors and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with Summit Community Bank.  All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Summit and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

The Board of Directors reviewed all transactions with related parties since January 1, 2012, to determine if such transactions were required to be reported in this Proxy Statement.  The Company has not entered into any transactions with related persons since January 1, 2012, that met the threshold for disclosure in this Proxy Statement under the relevant SEC rules, nor has the Company entered into a current transaction, in which the amount of the transaction exceeds the threshold for disclosure in this Proxy Statement under relevant SEC rules and in which a related person had or will have a direct or indirect material interest.

Shareholder Communication with Directors

The Board of Directors of the Company provides a process for shareholders to send communications to the Board of Directors or to any of the individual Directors.  Shareholders may send written communications to the Board of Directors or to any of the individual Directors c/o Assistant Corporate Secretary at the following address:  Summit Financial Group, Inc., P. O. Box 179, 300 North Main Street, Moorefield, West Virginia 26836.  All communications will be compiled by the Assistant Corporate Secretary of the Company and submitted to the Board of Directors or to the individual Directors on a periodic basis.

Board Member Attendance at Annual Meeting

The Company does not have a policy with regard to directors’ attendance at annual meetings.  Ten (10) of seventeen (17) members of the Board of Directors in 2013 attended the 2013 Annual Meeting of Shareholders.

Corporate Policies

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards.  The Sarbanes-Oxley Act of 2002, among other things, establishes a number of corporate governance standards and disclosure requirements.  In addition, the Company is subject to the corporate governance and Marketplace Rules promulgated by NASDAQ.  In light of the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ corporate governance and Marketplace Rules, Summit has a Compensation and Nominating Committee Charter and a Code of Ethics that applies to all directors, executive officers and employees of Summit Financial Group, Inc. and its subsidiaries.  The Code of Ethics also contains supplemental provisions that apply to the Company’s Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer (the “Senior Financial Officers”).  In addition, the Code of Ethics contains procedures for reporting violations of the Code of Ethics involving the Company’s financial statements and disclosures, accounting practices, internal control over financial reporting, disclosure controls and auditing matters.  A copy of the Code of Ethics is available on the Company’s website at www.summitfgi.com.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors is divided into three (3) classes.  The terms of the Directors in each class expire at successive annual meetings.  Five (5) Directors will be elected at our 2014 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2017.  If the proposed nominees are elected, the Company will have a Board of Directors consisting of two classes of five (5) directors each and one class of six (6) directors.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the five (5) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees.  Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors, with terms expiring at the Annual Meeting in 2017:  J. Scott Bridgeforth, Georgette R. George, Jeffrey E. Hott, Duke A. McDaniel, and George W. Pace.  All of the nominees were recommended by the Compensation and Nominating Committee and approved by the Board of Directors of the Company.  All of the nominees are Directors standing for re-election.

Pursuant to the Company’s mandatory retirement policy, G. R. Ours, Jr., is retiring from the Board of Directors of the Company and will not stand for re-election this year.  We are grateful to Mr. Ours for his years of dedicated service as a member of the Board and we thank him for the commitment of his time and talent on behalf of the Company.

The Board of Directors recommends a vote FOR the election of these nominees for election as Directors.

We expect each nominee for election as a Director to be able to serve if elected.  To the extent permitted by applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.  The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting are set forth on the following pages and on pages 7-11.

Security Ownership of Directors and Officers

As of March 1, 2014, the nominees and other Directors of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated on pages 17-21.  The number of shares shown as beneficially owned by each Director and executive officer is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  The information is not necessarily indicative of beneficial ownership for any other purposes.

Unless indicated in the tables on pages 17-21, to our knowledge, the nominees and other Directors named in the tables have sole voting and sole investment power with respect to all shares beneficially owned.  Shares of common stock issuable upon exercise of currently exercisable options or issuable upon conversion of Preferred Stock within 60 days of March 1, 2014, are deemed to be outstanding and to be beneficially owned by the nominees or other Directors holding the options or Preferred Stock for the purpose of computing the percentage ownership of that nominee or Director, but are not treated as outstanding for the purpose of computing the percentage ownership of any other nominee or Director.

All Directors, nominees and executive officers as a group owned 2,685,283 shares or 31.34% of the Company’s common stock as of March 1, 2014.  Each Director of the Company is required to own a minimum of 2,000 shares of the Company’s common stock.  Ownership is defined as shares held solely in the Director’s name, shares held through the Company’s employee stock ownership plan, a profit-sharing plan, individual retirement account, retirement plan or similar arrangement, and shares owned by a company where the Director owns a controlling interest.  Common shares held jointly by a Director and the Director’s spouse are counted when determining whether a Director owns 2,000 shares of the Company’s common stock as long as the director owns stock in his or her own name with a minimum value of at least $500, which is the minimum imposed by West Virginia law.  Directors who are also employees of the Company or its subsidiaries are exempt from this requirement.

The Company has a policy that requires that all Directors retire at the end of the term during which the Director attains the age of 70.  However, pursuant to the Merger Agreement with Potomac Valley Bank, the Company agreed that Messrs. McDaniel and Ours, Jr. would be exempt from the Company’s mandatory retirement requirement.  These individuals must retire at the end of the term during which they attain the age of 80.  In addition, the Board of Directors made an exception to the policy to nominate John W. Crites and Phoebe F. Heishman to serve for a three year term expiring at our Annual Meeting in the year 2016.  The Board determined that it was important to retain Mr. Crites and Ms. Heishman on the Board of Directors for an additional term because of their long term board experience and sound judgment.

Family Relationships

Dewey F. Bensenhaver is married to G. R. Ours, Jr.’s niece.

Name and Age as of the May 15, 2014, Meeting Date	Position, Principal Occupation Within the Last Five Years and Directorships of Public Companies	Amount of Beneficial Ownership of Summit’s Equity Securities as of March 1, 2014
NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2017
		Number of Common Shares	% of Common Stock	Number of Preferred Shares	% of Preferred Stock
J. Scott Bridgeforth.....(50)	Director of Summit Financial Group since 2011. Owner and Vice President of Royal Crown Bottling Company of Winchester, Inc. and Royal Crown Bottling Company of Hagerstown, Maryland; Owner and President of Sure Bet Services, Inc.	6,450(1)	*	-	-
Georgette R. George...(53)	Director of Summit Financial Group since 2010. President of E&G, Inc.; Executive Officer for three hotel companies and general services; Vice President of Ridgeline, Inc.	303,519(2)	3.92%	1,800(2)	11.52%
Jeffrey E. Hott ............(63)	Director of Summit Financial Group since 2011. Director and President of E. E. Hott, Inc., a real estate holding and asset management company for Franklin Oil Company, Inc.; Hott’s Ag Services, Inc. and Hott’s Farming, Inc.; Operating partner and owner of BeaconNet, LLC.	142,401 (3)	1.91%	100(3)	*
Duke A. McDaniel .....(75)	Director of Summit Financial Group since 2000. Attorney at Law.	39,524(4)	*	-	-
George W. Pace ..........(62)	Director of Summit Financial Group since 2011. Self-employed as a business advisor.	3,325(5)	*	5(5)	*

(1)	Includes 1,150 Common Shares owned by spouse.
(2)
Includes 1,000 Common Shares held by father, 9,248 Common Shares owned by self-directed IRA FBO spouse, 5,559 Common Shares held by George Brothers Investment Partnership, 100 Shares of Series 2009 Preferred Stock owned by self-directed IRA FBO spouse convertible into 18,181 shares of Common Stock, 100 Shares of Series 2009 Preferred Stock jointly owned by father-in-law and mother-in-law convertible into 18,181 shares of Common Stock, 400 Shares of Series 2009 Preferred Stock owned by mother convertible into 72,727 shares of Common Stock, 300 Shares of Series 2009 Preferred Stock owned by George Brothers Investment Partnership convertible into 54,545 shares of Common Stock, 200 Shares of Series 2011 Preferred Stock convertible into 25,000 shares of Common Stock, 500 shares of Series 2011 Preferred Stock owned by father’s profit sharing plan convertible into 62,500 shares of Common Stock, 100 shares of Series 2011 Preferred Stock owned by self-directed IRA FBO spouse convertible into 12,500 shares of Common Stock, 100 shares of Series 2011 Preferred Stock owned by George Brothers Investment Partnership convertible into 12,500 shares of Common Stock, and 5,934 shares pledged as collateral.

(3)
Includes 89,960 Common Shares owned by E. E. Hott, Inc., 21,100 Common Shares owned by Franklin Oil Co. Inc., 480 Common Shares owned by spouse, 400 Common Shares owned as a custodian for son, 50 Shares Series 2009 Preferred Stock convertible into 9,090 shares of Common Stock, 50 Shares Series 2009 Preferred Stock owned by E. E. Hott, Inc. convertible into 9,090 shares of Common Stock. The following Common Shares are pledged as collateral: 75,000 owned by E .E. Hott, Inc., 20,300 owned by Franklin Oil Co. Inc., and 1,400 owned by Mr. Hott.  Mr. Hott disclaims beneficial ownership of the shares of Common Stock held by his mother and the E. E. Hott Trust, Ruth Hott, TTEE.

(4)	Includes 23,252 Common Shares that are pledged as collateral.
(5)	Includes 5 Shares of Series 2011 Preferred Stock convertible into 625 shares of Common Stock.

* Indicates director owns less than 1% of the Company’s Common Stock.

Name and Age as of the May 15, 2014, Meeting Date	Position, Principal Occupation Within the Last Five Years and Directorships of Public Companies	Amount of Beneficial Ownership of Summit’s Equity Securities as of March 1, 2014
DIRECTORS WHOSE TERMS EXPIRE IN 2016
		Number of Common Shares	% of Common Stock	Number of Preferred Shares	% of Preferred Stock
Oscar M. Bean .................(63)	Director of Summit Financial Group since 1987, Chairman of the Board since 1995. Managing partner of Bean & Bean, Attorneys at Law.	120,039(1)	1.60%	300(1)	1.92%
Dewey F. Bensenhaver … (67)	Director of Summit Financial Group since 2000. Physician in private practice; Owner of farming operation.	80,765(2)	1.08%	200(2)	1.28%
John W. Crites ………..…(73)	Director of Summit Financial Group since 1989. Chairman and CEO of Allegheny Wood Products, Inc. and Allegheny Wood Products International, Inc.; principal stockholder of KJV Aviation, Inc.	798,816(3)	10.36%	2,000(3)	12.80%
James P. Geary, II ….…..(58)	Director of Summit Financial Group since 2007. Partner of the law firm of Geary & Geary.	37,060(4)	*	150(4)	*
Phoebe F. Heishman. …...(73)	Director of Summit Financial Group since 1987, and Secretary since 1995. President of RE Fisher Co., Inc.; Publisher and Editor of The Moorefield Examiner.	99,770(5)	1.34%	50(5)	*
Charles S. Piccirillo …… (59)	Director of Summit Financial Group since 1998. Member in the law firm of Shaffer & Shaffer, PLLC; Partner, Lawoff Associates; President, Auggus Enterprises, Inc.	47,954(6)	*	162(6)	1.04%

(1)
Includes 4,855 Common Shares owned by spouse, 100 Shares of Series 2009 Preferred Stock owned by spouse convertible into 18,182 shares of Common Stock that are pledged as collateral, and 200 Shares of Series 2011 Preferred Stock owned by self-directed IRA convertible into 25,000 shares of Common Stock.

(2)
Includes 5,812 Common Shares owned by spouse, which include 3,804 shares pledged as collateral, 14,820 Common Shares owned by children, 600 Common Shares owned as a custodian for children, 100 Shares of Series 2009 Preferred Stock convertible into 18,182 shares of Common Stock that are pledged as collateral, and 100 Shares of Series 2011 Preferred Stock convertible into 12,500 shares of Common Stock.

(3)
Includes 227,240 Common Shares in eight subtrusts created for the benefit of grandchildren, (Mr. Crites and his wife serve as co-trustees of six of the eight subtrusts and also have the power to vote the shares of Common Stock owned by all eight of the subtrusts, including two subtrusts for which they are not acting as co-trustees), 71,059 shares of Common Stock in the Patricia A. Crites 2010 Grantor Retained Annuity Trust for which Mr. Crites is the trustee, and 98,897 shares of Common Stock in the Patricia A. Crites 2012 Grantor Retained Annuity Trust for which Mr. Crites is the trustee.  Also includes 2,000 Shares of Series 2011 Preferred Stock convertible into 250,000 shares of Common Stock.

(4)	Includes 136 Common Shares owned as custodian for child, 100 Shares Series 2009 Preferred Stock convertible into 18,182 shares of Common Sotck and 50 Shares of Series 2011 Preferred Stock owned by the WE Mullenax Trust for which Mr. Geary is the Trustee, convertible into 6,250 shares of Common Stock.
(5)	Includes 1,760 Common Shares owned by spouse, 20,135 Common Shares owned by children for whom she has a power of attorney, 50 Shares of Series 2011 Preferred Stock owned by children for whol she has power of attorney convertible into 6,250 shares of Common Stock. 10,000 Common Shares owned by Ms. Heishman and 3,920 Common Shares owned by her son are pledged as collateral.
(6)	Includes 413 Common Shares owned by spouse, 100 Shares Series 2009 Preferred Stock owned by Auggus Enterprises, Inc. convertible into 18,182 shares of Common Stock, 2 Shares of Series 2011 Preferred Stock owned by spouse convertible into 250 shares of Common Stock, 10 Shares of Series 2011 Preferred Stock convertible into 1,250 shares of Common Stock, and 50 shares of Serios 2011 Preferred Stock owned by Shaffer & Shaffer Self-Directed 401(K) Plan convertible into 6,250 shares of Common Stock.

* Indicates director owns less than 1% of the Company’s Common Stock.

Name and Age as of the May 15, 2014, Meeting Date	Position, Principal Occupation Within the Last Five Years and Directorships of Public Companies	Amount of Beneficial Ownership of Summit’s Equity Securities as of March 1, 2014
DIRECTORS WHOSE TERMS EXPIRE IN 2015
		Number of Common Shares	% of Common Stock	Number of Preferred Shares	% of Preferred Stock
James M. Cookman.... (60)	Director of Summit Financial Group since 1994. President of Cookman Insurance Group, Inc.; Managing Partner of Laurel Renewable Partners, LLC.	23,784(1)	*	-	-
Thomas J. Hawse, III ..(69)	Director of Summit Financial Group since 1988. President of Hawse Food Market, Inc.	101,984(2)	1.36%	187(2)	1.20%
Gary L. Hinkle ………(64)	Director of Summit Financial Group since 1993. President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel Corporation and H. T. Services, Inc.	358,254(3)	4.77%	400(3)	2.56%
Gerald W. Huffman …(69)	Director of Summit Financial Group since 2000. President of Potomac Trucking & Excavation, Inc., Huffman Logging, Inc. and G&T Repair, Inc.	115,682(4)	1.54%	400(4)	2.56%
H. Charles Maddy, III..(51)	Director of Summit Financial Group since 1993. President and CEO of Summit Financial Group since 1994; Chairman of Board of Directors of Summit Community Bank, the banking subsidiary of the Company, since September, 2010 and Co-Chairman from 2007-September, 2010; Vice-Chairman and Director of the Federal Home Loan Bank of Pittsburgh (“FHLB”) during the time period from 2002 to 2010, and also served as Chairman and a member of the Audit Committee.	138,390(5)	1.83%	252(5)	1.61%

(1)           Includes 20,784 Common Shares owned by self-directed 401(k) Retirement Plan.
(2)
Includes 1,500 Common Shares owned by spouse and 4,109 Common Shares owned by self-directed IRA FBO spouse, and 187 Shares of Series 2011 Preferred Stock owned by self-directed IRA convertible into 23,375 shares of Common Stock.

(3)
Includes 56,945 Common Shares owned by Hinkle Trucking, Inc., 4,800 Common Shares owned by spouse, 500 Common Shares owned as Custodian for grandchild, 100 Shares of Series 2009 Preferred Stock convertible into 18,182 Shares of Common Stock, 200 Shares of Series 2011 Preferred Stock convertible to 25,000 Shares of Common Stock and 100 Shares of Series 2011 Preferred Stock owned by H. T. Services convertible into 12,500 Shares of Common Stock.

(4)	Includes 100 Shares of Series 2009 Preferred Stock convertible into 18,182 Shares of Common Stock, and 300 Shares of Series 2011 Preferred Stock convertible into 37,500 Shares of Common Stock.
(5)
Includes 10,075 Common Shares owned by spouse, 25,277 fully vested Common Shares held in Company’s ESOP, exercisable stock options for 48,200 Common Shares, 250 Shares of Series 2009 Preferred Stock owned by spouse convertible into 45,455 Shares of Common Stock, which are pledged as collateral, and 2 Shares of Series 2011 Preferred Stock convertible into 250 Shares of Common Stock.

* Indicates director owns less than 1% of the Company’s Common Stock.

EXECUTIVE COMPENSATION

This section explains Summit’s executive compensation program as it relates to the following named executive officers (defined as the CEO and the two most highly compensated Executive Officers other than the CEO) as of December 31, 2013:

H. Charles Maddy, III	President and Chief Executive Officer

Scott C. Jennings	Senior Vice President and Chief Operating Officer
Robert S. Tissue	Senior Vice President and Chief Financial Officer

Executive Compensation Program

We have a straightforward compensation program that focuses on a team approach. Each of our named executive officers must demonstrate exceptional personal performance to remain part of our executive team. As a member of that team, each officer must contribute to the overall success of Summit rather than simply attain goals within that officer’s specific area of responsibility.

Our executive compensation program is designed to:

•           retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

•           link a substantial part of each executive officer’s compensation to the performance of the Company and its subsidiaries, and the individual executive officer; and

•           encourage ownership of Company common stock by executive officers.

Our fundamental philosophy is to link closely executive compensation with the achievement of annual financial and non-financial performance goals. It is the Company’s practice to provide a mix of cash and equity-based compensation that the Company believes balances the best interests of the Company’s executives and the Company’s shareholders. The Company believes compensation should be structured to ensure that a significant portion of the compensation opportunity will be directly related to shareholder value.

As discussed below, the program consists of, and is intended to balance, three elements:

•           Salaries

Salaries are based on the Company’s evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company’s Peer Group to executive officers holding equivalent positions.  The Company’s Peer Group is a group consisting of all public banks and thrifts in the United States with assets of $1 billion - $5 billion.  The Company does not “benchmark” to the Peer Group, but rather uses the Peer Group as a general reference for purposes of comparing our executive officer salaries to other companies in the industry to determine whether the salaries are reasonable and competitive.

The Board and the Company have directed a mix of the Company’s executive compensation that provides an opportunity for significant variation in total compensation based on performance with a proportionately lesser emphasis on salaries. This strategy is intended to increase the performance orientation of the Company’s executive compensation.

In setting the base salary for the President and CEO and in reviewing and approving the salaries for the other named executive officers, the Company first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting salaries, the Company and the Committee do not use a predetermined formula. Instead, the salaries of the President and CEO and the other executive officers are based on:

•           the Board’s review of the CEO’s evaluation of each officer’s individual job performance, and the Committee’s evaluation of the CEO’s job performance;

•           an assessment of the Company’s performance;

•           the perquisites provided to the CEO and other named executive officers;

•           a consideration of salaries paid by the Peer Group to executive officers holding equivalent positions;

•           a consideration of aggregate amount of all components of compensation paid to the President and CEO and other executive officers; and

•           the complexity of the job duties of the indicated executive as compared to the perceived complexity of the duties of similar executives in other companies.

We do not have a pre-defined framework that determines which of these factors may be more or less important and the emphasis placed on specific factors may vary among the named executive officers. Ultimately it is the Committee’s judgment of these factors along with the competitive data that form the basis for determining the named executive officer’s compensation. Once the base salary is set, it does not depend on the Company’s performance.  In 2013, the Company made the following decisions with respect to the base salaries of its named executive officers:

•           A performance based increase of 3.2% in the salary of Mr. Jennings and a 3.2% increase in the salary of Mr. Tissue for their significant contribution to the overall management of the Company.

•           Mr. Maddy requested that the Committee not consider any increases in his salary for the years 2009 through 2013.

•           Incentive compensation

The second element of the executive compensation program is the Incentive Compensation Plan.  The purpose of the Company’s Incentive Compensation Plan is to motivate and reward eligible employees for their contributions to the Company and its bank subsidiary by making a large portion of their cash compensation variable and dependent upon the Company’s and its bank subsidiary’s performance.

The Company annually adopts an Incentive Compensation Plan for the Company and its bank subsidiary.  In prior years, all incentive compensation awarded under the Incentive Compensation Plan was based on a formula which primarily considered the return on average equity of the Company and its bank subsidiary.  The Company set a range of goals for return on average equity and also set the percentage to which each executive officer was entitled if the specific goals were met.  The percentage to which each named executive officer was entitled was based on the individual’s contribution to the Company as determined by the Committee in its judgment based on the recommendation of the Chief Executive Officer.  Among other things, the Committee considered the Company’s compensation philosophy which focused on a team based approach and the individual’s relative contribution to the team.

In February 2009, the Board of Directors suspended indefinitely the Incentive Compensation Plan.  No incentive compensation was paid to the named executive officers in 2009, 2010, 2011, 2012, or 2013.

•           Long-term Incentive Compensation

Officer Stock Option Plan.  The main component of the long-term incentive compensation program is the Officer Stock Option Plan.  The purpose of the Officer Stock Option Plan is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests.  Under this Plan, the Company may award options for up to 350,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries.  Each option granted under the Plan must have an exercise price of no less than the fair market value of the Company’s common stock as of the date of grant.  Options granted under the plan vest according to a schedule designated at the grant date.  The Company does not have a program, policy or practice of timing the grant of options in coordination with the release of material nonpublic information.  The Officer Stock Option Plan is administered by the Compensation and Nominating Committee of the Board of Directors.  The committee has discretion to determine the officers to whom the options may be granted, when the options may be granted, the vesting schedule applicable to any option grants and other terms relating to the grant of the options.  Stock option grants for executive officers are a key element of market-competitive total compensation.  To date, options to purchase an aggregate of 8,000 shares of the Company’s common stock have been awarded under the 2009 Option Plan.

Executive Salary Continuation Agreements.  In an effort to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package, Summit and its banking subsidiary have entered into executive salary continuation agreements with certain executives of the Company with an endorsement split dollar life insurance plan.  In this section, Company includes Summit’s bank subsidiary.

The Executive Salary Continuation Agreements (the Continuation Agreements) were designed to provide an annual defined retirement benefit payable for the life of the executive.  These benefits, when added to the retirement benefits that will be provided by the Company’s 401(k) Profit Sharing Plan, Employee Stock Ownership Plan, and social security, will provide each executive with benefit levels comparable to other Company employees when measured as a percentage of salary at the time of retirement.

The Continuation Agreements are designed to be a retention tool but they do take into account the age of the named executive officers.  With respect to the Company’s President and Chief Executive Officer, Mr. Maddy, the benefits under his Continuation Agreement vest at a rate of five percent per year in the first ten years, zero percent in year eleven through eighteen, and in year nineteen, the remaining fifty percent vests.  With respect to the Company’s other named executive officers, Mr. Jennings and Mr. Tissue, the benefits under their Continuation Agreement vest at a rate of five percent per year in the first ten years, zero percent in year eleven through nineteen, and in year twenty, the remaining fifty percent vests.  Vesting is measured for each executive from the effective date of the Continuation Agreements, which vary by executive.

The Company’s obligations under the retirement benefit portion of these agreements are unfunded; however, the Company has purchased life insurance policies on each insurable executive that are actuarially designed to offset the annual expenses associated with the agreements and will, given reasonable actuarial assumptions, offset all of the costs of the agreements during the life of the executive and provide a complete recovery of all costs at the executive’s death.  The Company is the sole owner of all policies and as Company assets, the policies are subject to claims of the Company’s general creditors.

The life insurance benefit for each insurable officer is being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each officer for payment to the designated beneficiary of that officer.  The Company owns the policy and its entire surrender value.

For each of the named executive officers, the annual lifetime benefits payable upon retirement at normal retirement age are as follows:  H. Charles Maddy, III - $175,000; Scott C. Jennings - $125,000; and Robert S. Tissue - $125,000.

Perquisites

Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a named executive officer in being productive and focused on his or her duties, and which management and the Committee believe are reasonable and consistent with the Company’s overall compensation program.  Management and the Committee periodically review the levels of perquisites or personal benefits provided to named executive officers.

Plans Covering All Employees

Employee Stock Ownership Plan.  The Company also maintains an Employee Stock Ownership Plan (ESOP) which covers substantially all employees.  Any employee who is at least 21 years of age and is credited with at least 1,000 hours of service during the plan year is eligible to participate.  Vesting occurs at the rate of 0% for the first year of credited service and 20% for each year thereafter.  Under the provisions of the ESOP, employee participants in the ESOP are not permitted to contribute to the ESOP, rather the cost of the ESOP is borne by the Company through annual contributions in amounts determined by the Company’s Board of Directors.  Discretionary contributions were made by the Company for 2012 of $100,000 and 2% for 2013.

401(k) Profit Sharing Plan.  The Company has a defined contribution profit-sharing plan with 401(k) provisions covering substantially all employees.  Any employee (other than a leased employee, owner employee, seasonal employee, or other employee who is not a common law employee) who is at least 21 years of age is eligible to participate.  If the eligibility requirements are met, an employee may become a participant on the next semi-annual entry date of January 1st or July 1st.  The employee is eligible for employer contributions after the employee has at least 12 months of service.  Under the provisions of the plan, the Company matches 100% of the participant’s salary reduction contributions, up to 4% of such participant’s compensation.  These matching contributions shall be fully vested at all times.  The Company may also make optional contributions at the discretion of the Company’s Board of Directors.  Vesting of discretionary contributions occurs at the rate of 0% for the first year of credited service, and 20% per year thereafter.  No discretionary contributions were made by the Company for 2012 and 2013.

Potential Payments Upon Termination or Change of Control

The Company has entered into Employment Agreements with the named executive officers in order to ensure continuity of management of the Company and to retain the pool of talent the Company has developed in a competitive marketplace.  The Board of Directors determined that such arrangements were appropriate, especially in view of the entry of large regional bank holding companies into West Virginia.  The Agreements were not undertaken in the belief that a change of control of the Company was imminent.

Generally, the Company chose particular events for triggering payments based on the standard practice in the industry at the time the particular agreement was negotiated, the overall reasonableness of the expense to the Company associated with a particular triggering event, and whether the specific provision would have a material impact on the marketability of the Company should the Board of Directors believe a sale of the Company were in the best interest of its shareholders.  The following summaries set forth potential payments to our named executive officers upon termination of employment or change of control of the Company under their current employment agreements and our other compensation programs.

Employment Agreement — Mr. Maddy

On March 4, 2005, the Company entered into an Employment Agreement (the “Employment Agreement”) and a Change in Control Agreement (the “Change in Control Agreement”) with H. Charles Maddy, III, Chief Executive Officer of Summit.  On December 31, 2008, the Employment Agreement and Change in Control Agreement were amended and restated to comply with Internal Revenue Code Section 409A.  Under the terms of the Employment Agreement, Summit will review the Employment Agreement annually and may, with the approval of Mr. Maddy, extend the term of the Employment Agreement annually for additional one year periods (so that the actual term of the Employment Agreement will always be between two and three years).  The term of the Employment Agreement extends to March 4, 2017.

The Employment Agreement may be terminated based on one of the following:

•           By mutual agreement of the parties

•           Upon the death of Mr. Maddy

•           Upon the disability of Mr. Maddy

•           By Summit, for cause (as defined in the Employment Agreement)

•           Upon a Change of Control (as provided in the Change in Control Agreement)

•           By Mr. Maddy, upon material breach by Summit

•           By Mr. Maddy, based on insolvency not attributable to Mr. Maddy

Under the Employment Agreement, Mr. Maddy is entitled to certain termination payments.  If Mr. Maddy is terminated by mutual agreement, then he is entitled to receive a termination payment equal to an amount agreed to by the parties.  If Mr. Maddy is terminated for cause based generally on his gross negligence, then Mr. Maddy will not receive a termination payment.  In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

If Mr. Maddy is terminated for cause based on his negligence, malfeasance, or misfeasance, then Mr. Maddy is entitled to receive his Base Salary without offset for compensation already paid prior to the effective date of termination.  If Mr. Maddy is terminated for death or disability, Mr. Maddy is entitled to three times his Base Salary.  If Mr. Maddy terminates his employment based on a material breach by Summit, then Mr. Maddy is entitled to an amount equal to two times his Base Salary in effect for the year in which termination occurs without offset for compensation already paid prior to the effective date of termination.  If Mr. Maddy voluntarily terminates, and there is no material breach by Summit, then Mr. Maddy does not receive a termination payment.  In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

If Mr. Maddy’s employment is terminated pursuant to the provisions of the Change in Control Agreement, then Mr. Maddy would be entitled to the compensation set forth in the Change in Control Agreement as described below.

Change In Control Agreement – Mr. Maddy

Under the Change in Control Agreement, after a Change of Control (as defined below), Mr. Maddy is required to work for the acquiring company for a period of one year in order to facilitate management continuity and to promote an orderly transition of ownership (the “Transition Period”).  Upon expiration of this Transition Period, Mr. Maddy is entitled to receive a payment equal to three times the greater of (a) his Salary (as defined in the Employment Agreement) in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.  Under the Change in Control Agreement, Mr. Maddy has the option to terminate within six months of a Change of Control.  In this case, Mr. Maddy would be entitled to a lump sum payment equal to seventy-five percent (75%) of the greater of (a) his Salary in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

If Mr. Maddy terminates his employment after the first six months following the Change of Control, but before completion of the Transition Period (unless such termination is for Good Reason or due to his death or disability), Mr. Maddy is not entitled to a severance payment under the Change in Control Agreement.

If Mr. Maddy terminates for Good Reason (as defined below) or is terminated under circumstances constituting Wrongful Termination (as defined in the Change in Control Agreement) during the Transition Period, then Mr. Maddy would be entitled to a payment equal to three times the greater of (a) his Salary in effect immediately prior to the date of consummation of a Change of Control or (b) his Salary in effect on the date of termination of his Employment Agreement under the Change in Control Agreement.  Mr. Maddy is also entitled to receive payment of cash incentive award, if any, under the Company’s Annual Incentive Plan and continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for the number of months between the date of his termination and the date that is thirty-six (36) months after the date of consummation of the Change of Control.

If Mr. Maddy is terminated as a result of disability or death during the Transition Period, Mr. Maddy would receive a payment equal to three times the greater of (a) his Salary (as defined in the Agreement) in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

Under the Change in Control Agreement, Mr. Maddy agrees not to engage, directly or indirectly, in the business of banking in the Restricted Area (as defined in the Change in Control Agreement) for a period of three years after expiration of the Transition Period.  If Mr. Maddy’s employment with Summit is terminated for any reason other than Mr. Maddy’s disability, retirement, Good Reason, or termination at Mr. Maddy’s option, Mr. Maddy agrees that for a period of one year, he will not, directly or indirectly, engage in the business of banking in the Restricted Area.

Under the Change in Control Agreement, a “Change of Control” is defined in Internal Revenue Code Section 409A and the regulations issued thereunder and includes:

•           a change in the ownership of Summit which is defined to occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of Summit that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Summit,

•           a change in the effective control of Summit, which is defined to occur on (1) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Summit possessing 30% or more of the total voting power of Summit,  and also to occur on (2) the date a majority of members of
           Summit’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Summit’s Board of Directors before the date of the appointment or election, and

•           a change in the ownership of a substantial portion of Summit’s assets which is defined to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-
            month period ending on the date of the most recent acquisition by such person or persons) assets from Summit that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Summit immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of Summit, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the Change in Control Agreement, Mr. Maddy may voluntarily terminate his employment for Good Reason which arises if one of the following occurs in combination with a Change of Control:

•           a decrease in the executive’s overall compensation below the level in effect immediately prior to on the date of consummation of the change of control, without the executive’s consent;

•           a material reduction in the importance of the executive’s job responsibilities without his consent;

•           geographical relocation of the executive without his consent, which is deemed to mean relocation to an office more than twenty (20) miles from his location at the time of a change of control;

•           failure by the Company to obtain assumption of the Change in Control Agreement by its successor; or

•           any removal of the executive from, or failure to reelect the executive to, any position with the Company or Bank that he held immediately prior to the change of control without his prior written consent (except for good cause, death, disability or retirement).

The Employment Agreement and the Change in Control Agreement provide for an additional gross-up payment by Summit to Mr. Maddy in the event that a payment or distribution pursuant to the Employment Agreement or the Change in Control Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.  Any calculated gross-up payment amount is equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount.

Employment Agreements - Messrs. Jennings and Tissue

On December 20, 2008, the Company entered into an Amended and Restated Employment Agreement with Scott C. Jennings and on December 24, 2008, the Company entered into an Amended and Restated Employment Agreement with Robert S. Tissue in order to set forth the terms and conditions of their employment in a manner compliant  with Internal Revenue Code Section 409A.  The Amended and Restated Employment Agreements with Mr. Jennings and Mr. Tissue are substantially identical in all material respects and each is referred to as the “Employment Agreement.”

The Employment Agreements may be terminated based on one of the following:

•           Termination for Good Cause (as defined by the Employment Agreement)

•           Termination Not for Good Cause (as defined by the Employment Agreement)

•           Termination for Good Reason, Wrongful Termination, or at Employee’s Option, upon a Change of Control (as defined by the Employment Agreement).

Messrs. Jennings and Tissue are entitled to certain termination payments under the Employment Agreements.  If either Mr. Jennings or Mr. Tissue  is terminated Not for Good Cause (as defined by the Employment Agreement), then he is entitled to a payment from the Company equal to the base salary compensation set forth in the Employment Agreement for the remaining term of the Employment Agreement or severance pay equal to 100% of his then current annual base salary, whichever is greater.  The termination payment is paid in a lump sum on the date of termination, subject to a six month delay if required under Internal Revenue Code Section 409A.

Messrs. Jennings and Tissue have change of control provisions included in their Employment Agreements.  Generally, the Employment Agreements provide severance compensation to Messrs. Jennings and Tissue if such executive’s employment should end under certain specified conditions after a change of control.  Compensation is paid upon an involuntary termination within 24 months following a change of control unless Messrs. Jennings or Tissue is terminated for Good Cause.  In addition, compensation will be paid after a change of control if Messrs. Jennings or Tissue voluntarily terminates employment within 24 months of a change of control because of:

•           a material decrease in the total amount of the executive’s  base salary below the level in effect on the date of consummation of the change of control, without his consent;

•           a material reduction in the executive’s job duties and responsibilities without the executive’s prior  consent;

•           a material geographical relocation of the executive without his prior consent, which is deemed to mean relocation to an office more than twenty (20) miles from his location at the time of a change of control;

•           failure by the Company to obtain assumption of the Change in Control Agreement by its successor; or

•           any purported termination of the executive’s employment which is not effected pursuant to a notice of termination as required in the executive’s Employment Agreement.

Under the Employment Agreement, a “Change of Control” is defined in Internal Revenue Code Section 409A and the regulations issued thereunder.  This definition is set forth above under the description of Mr. Maddy’s Change in Control Agreement.

Messrs. Jennings’ and Tissue’s severance benefits include:

•           a lump sum cash payment equal to the executive’s monthly salary (calculated based on the average annual base salary and bonuses for the two full year periods immediately preceding the consummation of the Change in Control) multiplied by the number of months between the date of the executive’s termination and the date that is twenty-four (24) months after the date of consummation of the Change of Control; provided that the executive’s lump sum cash payment not be less than 100% of his salary; and

•           payment of cash incentive award, if any, under the Company’s Incentive Plans for the year in which the executive terminates for Good Reason or is involuntarily termination without Good Cause after a Change in
           Control; and continuing participation, or if continuing participation is barred, in substantially similar programs, in employee benefit plans and programs such as retirement, disability and medical insurance for the number of months between the date of his termination and the date that is twenty-four (24) months after the date of consummation of the Change of Control, or, if earlier, to the date on which the executive receives comparable benefits from any other source.

Messrs. Jennings and Tissue also each have the right to terminate employment without reason at his option within six (6) months after a Change of Control, by giving written notice of termination, and severance compensation is then equal to seventy five percent of salary, to be paid in a lump sum of the date of Separation from Service, subject to a six month delay if required under Internal Revenue Code Section 409A. Benefit continuation in the event of termination of employment without reason at the executive’s option within six (6) months after a Change of Control is limited to six months (or, if earlier, to the date on which the executive receives comparable benefits from any other source.)

The change of control provisions in Messrs. Jennings’ and Tissue’s Employment Agreements provide for an additional gross-up payment by the Company to the executive in the event that a distribution pursuant to the change of control provisions in the Employment Agreements would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.  Any calculated gross-up payment amount is equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount.

The change of control provisions of the Employment Agreements do not affect the right of the Company to terminate Messrs. Jennings and Tissue or change their salary or benefits with or without good cause, prior to any change of control.  However, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a wrongful termination and will entitle the executives to the benefits under the Employment Agreements, absent clear and convincing evidence to the contrary.

Compensation of Named Executive Officers

In applying our compensation principles and philosophy, the Company analyzed the compensation arrangements of its named executives, and believes that the total compensation paid to its executive officers is appropriate and reasonable.

We believe our compensation decisions are in the best interests of our Company and our shareholders for many reasons including:

•           We have a strong management team with a proven record of performance.

•           We have an experienced group of executives who we believe will provide the strong management necessary to maximize shareholder return.

•           We believe that our incentive compensation plans effectively promote the Company’s philosophy of pay for performance.

We will continue to monitor our compensation arrangements to ensure that executive pay directly correlates with the performance of the Company.  The Company is committed to the retention of strong management and will continue to focus heavily on its compensation philosophy and principles as it evaluates the total compensation of its executive officers.

Summary Compensation Table

The table below sets forth the compensation of the Company’s Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer who earned $100,000 or more in salary and bonus for the years ended December 31, 2011, 2012, and 2013 (the “named executive officers”).

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion(2) ($)	Non- qualified Deferred Compen- sation Earnings(3) ($)	All Other Compen- sation4) ($)	Total ($)
H. Charles Maddy, III, President and Chief Executive Officer – Summit Financial Group	2013 2012 2011	$397,500 $397,500 $397,500	- -	- -	- -	- -	$ 41,376 $ 38,586 $ 33,930	$ 25,400 $ 22,848 $ 23,452	$ 464,276 $ 458,934 $ 454,882
Scott C. Jennings Senior Vice President Chief Operating Officer – Summit Financial Group	2013 2012 2011	$193,250 $187,250 $183,833	- -	- -	- -	- -	$ 29,393 $ 27,411 $ 25,564	$ 11,595 $ 9,623 $ 1,434	$ 234,238 $ 224,284 $ 210,831
Robert S. Tissue Senior Vice President and Chief Financial Officer – Summit Financial Group	2013 2012 2011	$193,250 $187,250 $183,833	- -	- -	- -	- -	$ 19,285 $ 17,690 $ 10,657	$ 11,595 $ 8,996 $ 8,171	$ 224,130 $ 213,936 $ 202,661

(1)	Mr. Maddy requested that the Compensation and Nominating Committee not consider any salary increases for him for the years 2009 through 2013.

(2)	The amounts in this column relate to awards granted under the Company’s Incentive Compensation Plans. The plans and awards are discussed in the Executive Compensation section.

(3)
The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the Executive Salary Continuation Agreements.  The net present value of the retirement benefits used to calculate the net change in benefits were determined using the same assumptions used to determine our retirement obligations and expense for financial statement purposes.  Additional information about our Executive Salary Continuation Agreements is included on page 24.  We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected above.

(4)
This amount includes the Company’s matching contributions under the Company’s 401(k) Profit Sharing Plan on behalf of Mr. Maddy ($10,200), Mr. Jennings ($7,730) and Mr. Tissue ($7,730).  No discretionary contributions were made by the Company in 2013.  The amount also includes fees paid to Mr. Maddy ($10,200) as a member of the Company’s and its subsidiary bank’s Boards of Directors.  This amount includes discretionary contributions to the Company’s ESOP as follows:  Mr. Maddy ($5,000), Mr. Jennings ($3,865), and Mr. Tissue ($3,865).  No named executive officers received perquisites in excess of $10,000.

Total cash compensation, as measured by salary and non-equity incentive plan compensation, is based on the Company’s performance as well as employee performance and certain other factors as described in the section entitled “Executive Compensation.”  For the named executive officers, total cash compensation as a percentage of total compensation is as follows:  Mr. Maddy – 85.6%;  Mr. Jennings – 82.5%, and Mr. Tissue 86.2%.  The percentage of total cash compensation to total compensation for the named executive officers reflects the emphasis that is placed on cash compensation.

A description of the employment agreements with the named Executive Officers is set forth in the Section entitled “Executive Compensation.”

Outstanding Equity Awards at December 31, 2013

The following table shows outstanding stock option awards classified as exercisable and unexercisable held as of December 31, 2013, by the Company’s named executive officers.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
H. Charles Maddy, III	1,600 1,200 1,200 1,200 1,400 1,400 1,400 1,400 2,400 2,400 2,400 2,400 2,400 2,400 2,400 2,400 2,400 2,400 15,000	- - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - -	$ 4.63 $ 5.95 $ 5.95 $ 5.95 $ 9.49 $ 9.49 $ 9.49 $ 9.49 $ 17.79 $ 17.79 $ 17.79 $ 17.79 $ 17.79 $ 25.93 $ 25.93 $ 25.93 $ 25.93 $ 25.93 $ 24.44
2/26/2014
10/26/2014
10/26/2015
10/26/2016
12/06/2014
12/06/2015
12/06/2016
12/06/2017
12/12/2014
12/12/2015
12/12/2016
12/12/2017
12/12/2018
12/07/2015
12/07/2016
12/07/2017
12/07/2018
12/07/2019
12/06/2015

Scott C. Jennings	880 880 880 880 1,400 1,400 1,400 1,400 1,400 1,600 1,600 1,600 1,600 1,600 10,000	- - - - - - - - - - - - - - -	- - - - - - - - - - - - - - -	$ 9.49 $ 9.49 $ 9.49 $ 9.49 $17.79 $17.79 $17.79 $17.79 $17.79 $25.93 $25.93 $25.93 $25.93 $25.93 $24.44	12/06/2014 12/06/2015 12/06/2016 12/06/2017 12/12/2014 12/12/2015 12/12/2016 12/12/2017 12/12/2018 12/07/2015 12/07/2016 12/07/2017 12/07/2018 12/07/2019 12/06/2015

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Robert S. Tissue	800 800 800 800 880 880 880 880 1,400 1,400 1,400 1,400 1,400 1,600 1,600 1,600 1,600 1,600 10,000	- - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - -	$ 4.63 $ 5.95 $ 5.95 $ 5.95 $ 9.49 $ 9.49 $ 9.49 $ 9.49 $ 17.79 $ 17.79 $ 17.79 $ 17.79 $ 17.79 $ 25.93 $ 25.93 $ 25.93 $ 25.93 $ 25.93 $ 24.44
2/26/2014
10/26/2014
10/26/2015
10/26/2016
12/06/2014
12/06/2015
12/06/2016
12/06/2017
12/12/2014
12/12/2015
12/12/2016
12/12/2017
12/12/2018
12/07/2015
12/07/2016
12/07/2017
12/07/2018
12/07/2019
12/06/2015

All options listed in the above table are vested.

Director Compensation 2013

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on the Company’s Board of Directors in 2013 except for H. Charles Maddy, III whose compensation as a named executive officer of the Company is presented in the Summary Compensation Table on page 32.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Oscar M. Bean	$ 37,600	-	-	-	-	$ 11,948	$ 49,548
Dewey F. Bensenhaver	$ 11,050	-	-	-	-	$ 16,105	$ 27,155
J. Scott Bridgeforth	$ 10,900	-	-	-	-	-	$ 10,900
James M. Cookman	$ 11,300	-	-	-	-	-	$ 11,300
John W. Crites	$ 13,200	-	-	-	-	$ 13,169	$ 26,369
James P. Geary, II	$ 11,750	-	-	-	-	-	$ 11,750
Georgette R. George	$ 13,600	-	-	-	-	-	$ 13,600
Thomas J. Hawse, III	$ 15,400	-	-	-	-	$ 11,818	$ 27,218
Phoebe F. Heishman	$ 11,200	-	-	-	-	$ 12,090	$ 23,290
Gary L. Hinkle	$ 16,500	-	-	-	-	$ 10,408	$ 26,908
Jeffrey E. Hott	$ 9,800	-	-	-	-	$ 10,236	$ 20,036
Gerald W. Huffman	$ 12,400	-	-	-	-	$ 13,169	$ 25,569
Duke A. McDaniel	$ 9,800	-	-	-	-	-	$ 9,800
G. R. Ours, Jr.	$ 9,950	-	-	-	-	-	$ 9,950
George W. Pace	$ 14,050	-	-	-	-	-	$ 14,050
Charles S. Piccirillo	$ 12,650	-	-	-	-	-	$ 12,650

(1)
Directors of the Company received $500 per board meeting attended .  Non-employee Directors of the Company who serve on the Company’s Audit and Compliance Committee and Compensation and Nominating Committee received $750 for each meeting attended.  Non-employee Directors serving on other Company Committees received $150 per committee meeting attended.

Members of the Board of Directors of the subsidiary of the Company are paid an annual retainer fee based on the asset size of the subsidiary bank as of December 31st of the prior year and receive $500 for each meeting attended and $150 for each committee meeting attended.  All of the members of the Board of Directors of the Company are also members of the Board of Directors of the bank subsidiary of the Company, and accordingly, receive fees from the bank subsidiary of the Company.  In addition, Mr. Maddy is a member of the Board of Directors of the subsidiary bank of the Company and as such receives fees from the bank subsidiary.  The fees received by Mr. Maddy are included in the Summary Compensation Table under “All Other Compensation.”

If an individual is a member of the Board of Directors of the Company or its subsidiary bank and is also an employee of the Company or any of its subsidiaries, then such director will be paid the retainer fees and the fees for each board meeting attended as set forth above; however, such director will not be paid the fees for each committee meeting attended.

(2)
Pursuant to the Summit Directors’ Deferral Plan, the Company’s Directors may elect to defer their retainer, meeting and committee fees earned.  The Company invests amounts equating to the deferrals of each participating director in phantom investments in various mutual funds.  Benefits payable to participant directors at retirement under the Plan will equate to the then current value of the individual investments.  The Company’s subsidiary has a similar deferral plan for its directors.

On December 30, 2005, the Company and its subsidiaries amended the Directors’ Deferral Plans (the “Plans”) to conform the Plans to administrative guidance and the regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code.  The Company has not provided above-market or preferential earnings on any non-qualified deferred compensation and, accordingly, no such amounts are reflected in the above table.

(3)
Certain members of the Company’s Board of Directors receive health insurance coverage under the Company’s health insurance plan.  This benefit is only available for directors originally elected to the Board prior to 1994.  For those still receiving health insurance coverage, payment by the Company for such coverage will be discontinued upon their retirement.  The amount of the coverage provided exceeded $10,000 for the eight (8) directors included in the above table for whom an amount is reflected in “All Other Compensation.”

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Arnett Foster Toothman, PLLC to serve as our independent registered public accounting firm for 2014 subject to the ratification of our shareholders.  For information concerning the audit fees paid by the Company in 2012 and 2013 and for information about the Company’s auditors generally, see the Audit and Compliance Committee Report on page 38 of this Proxy Statement.

Representatives of Arnett Foster Toothman, PLLC will be present at the Annual Meeting to answer questions.  They will also have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of votes cast on this proposal is required for the ratification of this proposal.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Arnett Foster Toothman, PLLC as our independent registered public accounting firm is not required by our Bylaws or otherwise.  However, the Board of Directors is submitting the selection of Arnett Foster Toothman, PLLC to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit and Compliance Committee and the Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit and Compliance Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote FOR the ratification of Arnett Foster Toothman, PLLC as our independent registered public accounting firm for the year 2014.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors of the Company is composed of seven (7) independent directors.  The members of the Audit and Compliance Committee are George W. Pace, Chairman, John W. Crites, Georgette R. George, Thomas J. Hawse, III, Gary L. Hinkle, Gerald W. Huffman and Charles S. Piccirillo.

The Audit and Compliance Committee operates under a written charter adopted by the Company’s Board of Directors.  A copy of the Audit and Compliance Committee Charter is available on the Company’s website at www.summitfgi.com.

The Audit and Compliance Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2013, and discussed them with Management and the Company’s independent auditors, Arnett Foster Toothman, PLLC.  The Audit and Compliance Committee also has discussed with the independent auditors the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61, as amended.

The Audit and Compliance Committee has received from the independent auditors the written disclosures and letter required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit and Compliance Committee has discussed with the auditors their independence from the Company and Management.

Based on the review and discussions described above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2013, be included in the Company’s Annual Report on Form 10-K for 2013.

AUDIT AND COMPLIANCE COMMITTEE

                                     George W. Pace, Chairman
                                     John W. Crites
                                     Georgette R. George
                                     Thomas J. Hawse, III
                                     Gary L. Hinkle
                                     Gerald W. Huffman
                                     Charles S. Piccirillo

Fees To Arnett Foster Toothman, PLLC

The following table presents fees for professional services rendered by Arnett Foster Toothman, PLLC to perform an audit of the Company’s annual financial statements for the years ended December 31, 2013 and 2012, and fees for other services rendered by Arnett Foster Toothman, PLLC during those periods:

	2013	2012
Audit Fees(1)	$165,000	$165,000
Audit-Related Fees(2)	36,000	36,000
Tax Fees(3)	10,900	10,329
All Other Fees(4)	17,475	20,845
Total Fees	$229,375	$232,174

(1)           Audit Fees — These are fees for professional services performed by Arnett Foster Toothman, PLLC associated with the annual audit of the Company’s consolidated financial statements and the audit of the effectiveness of the Company’s internal control over financial reporting.

(2)           Audit-Related Fees — These are for assurance and related services performed by Arnett Foster Toothman, PLLC that are reasonably related to the performance of the audit or review of the Company’s financial statements.  This includes a review of the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

(3)           Tax Fees — These are fees for professional services performed by Arnett Foster Toothman, PLLC with respect to tax compliance, tax advice and tax planning.  This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)           All Other Fees — These are fees for other permissible work performed by Arnett Foster Toothman, PLLC that does not meet the above category descriptions.  This includes: employee benefit and compensation plan audits and consulting on financial accounting/reporting standards.

All services rendered by Arnett Foster Toothman, PLLC are permissible under applicable laws and regulations, and pre-approved by the Audit and Compliance Committee.

The Audit and Compliance Committee’s pre-approval policies for audit and non-audit services provided to the Company by Arnett Foster Toothman, PLLC are as follows:

•	Any proposed services that would result in fees exceeding 5% of the total audit fees require specific pre-approval by the Audit and Compliance Committee.

•
Any proposed services that would result in fees of less than 5% of the total audit fees may be commenced prior to obtaining pre-approval of the Audit and Compliance Committee.  However, before any substantial work is completed, Arnett Foster Toothman, PLLC must obtain the approval of such services from the Chairman of the Audit and Compliance Committee.

The spending level and work content of these services are actively monitored by the Audit and Compliance Committee to maintain the appropriate objectivity and independence in auditor’s core work, which are the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.

The Audit and Compliance Committee has considered and determined that the provision of these additional services is compatible with maintaining Arnett Foster Toothman, PLLC’s independence.  For more information concerning the Company’s Audit and Compliance Committee, see page 5 of these annual meeting materials.

ITEM 3 – APPROVAL OF THE SUMMIT FINANCIAL GROUP, INC.
2014 LONG-TERM INCENTIVE PLAN

At their March 27, 2014 regular meeting, the Compensation and Nominating Committee (“Committee”) and Board of Directors of  the Company approved the adoption of the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan (“2014 LTI Plan”) and directed that the 2014 LTI Plan be submitted to shareholders for approval.  This section of the proxy materials contains a summary of key terms of the 2014 LTI Plan.  The complete 2014 LTI Plan is attached hereto as Exhibit A to these proxy materials and shareholders should review the complete text of the Plan.  The following description of the 2014 LTI Plan does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the 2014 LTI Plan document.

Purpose of the 2014 LTI Plan

The purpose of the 2014 LTI Plan is to enhance the ability of the Company to attract and retain exceptionally qualified individuals to serve as key employees to the Company, including full-time employee directors, who will contribute to the Company’s success, to encourage such individuals to acquire a proprietary interest in the growth and performance of the Company which will inure to the benefit of all shareholders of the Company, and to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.  The Board of Directors believes that the Company’s equity compensation programs and emphasis on employee stock ownership will be important to the Company’s ability to achieve superior performance in the years ahead.

The Company’s current long-term compensation program consists of the 2009 Summit Financial Group, Inc. Officer Stock Option Plan (the “2009 Option Plan”).  Under the 2009 Option Plan, the Company may award options for up to 350,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries.  To date, options to purchase an aggregate of 8,000 shares of the Company’s common stock have been awarded under the 2009 Option Plan.  These awards will continue to be administered under the 2009 Option Plan and will remain subject to the terms of the 2009 Option Plan.  The 2014 LTI Plan will not alter the terms of these awards.  The remaining 342,000 shares that are unissued under the 2009 Option Plan will cease to be available for award under the 2009 Option Plan following the shareholders’ approval of the 2014 LTI Plan and such unissued shares will not be included in the 2014 LTI Plan.  If the shareholders do not approve the 2014 LTI Plan, then the 2009 Option Plan will remain in effect.

Board Considerations

The Board of Directors unanimously recommends that shareholders vote “FOR” the adoption of the 2014 LTI Plan for the following reasons:

Key Component of Compensation. Equity and performance-based awards are a core component of the Company’s compensation program.  The Board believes equity and performance-based awards provide key employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

Alignment with Shareholders and Flexibility.  The Board believes that the Company’s long-term incentive compensation program aligns the interests of the key employees and our shareholders to create long-term shareholder value.  The 2014 LTI Plan would improve our ability to achieve this objective by providing increased flexibility to grant several different types of equity awards such as restricted stock units and stock appreciation rights, in addition to stock options, which the Board believes will help the Company attract, retain and motivate key employees (or those who will become key employees).  The 2009 Option Plan only allows for stock option grants.  The various types of awards available under the 2014 LTI Plan will provide the Company with the flexibility to reward employee performance with incentive compensation and respond to market-competitive changes in compensation practices.

Potential Dilution.  The potential dilutive impact of the 2014 LTI Plan is comparable to the dilutive impact of the 2009 Option Plan previously approved by shareholders.  Currently, 350,000 shares of common stock are available for award under the 2009 Option Plan.  As of May 14, 2009 (the time the 2009 Option Plan was approved by the Company’s shareholders), the total number of shares of the Company’s common stock outstanding was 7,415,310. The number of common shares subject to the 2009 Option Plan as a percentage of the total number of issued and outstanding common shares as of May 14, 2009 was 4.72%.  The proposed number of shares of common stock available for award under the 2014 LTI Plan is 500,000.   As of March 27, 2014, the total number of shares of the Company’s equivalent common stock (which assumes the conversion to common stock of all mandatorily convertible preferred stock issued by the Company after the 2009 Option Plan was approved) outstanding was 9,625,505.  If the 2014 LTI Plan is approved, the number of shares that will be subject to the 2014 LTI Plan as a percentage of the total equivalent common shares outstanding as of March 27, 2014, will be 5.19%, which results in only 0.47% of additional potential dilution as compared to the potential dilution under the 2009 Option Plan.

The Board of Directors selected 500,000 as the maximum number of common shares that may be issued under the 2014 LTI Plan because of the slight additional dilutive effect as compared to the 2009 Option Plan.  The Board of Directors believes the benefits to the Company’s shareholders of attracting and retaining qualified individuals and aligning their interests with the shareholders outweighs an increase in dilution of less than a half of a percent.  Furthermore, for publicly-traded bank holding companies headquartered in Virginia and West Virginia having assets between $1 billion and $2 billion, the average percentage of common shares available for issuance under long-term compensation plans to total common shares outstanding at the time such plans were adopted by their respective shareholders was 10.63%, which is more than twice the Company’s anticipated percentage assuming adoption of the 2014 LTI Plan.

  Features Designed to Protect Shareholder Interests.  The 2014 LTI Plan includes several features designed to protect shareholder interests and to reflect the Company’s compensation philosophy and compensation practices:

•
Pricing at Fair Market Value:  Options are granted with an exercise price at or above the fair market value of the stock at the time of the grant and the 2014 LTI Plan prohibits the re-pricing of underwater options.

•
No “Evergreen” Provision:  The 2014 LTI Plan has no evergreen or automatic share reload feature.  Accordingly, the 2014 LTI Plan does not provide for any automatic increase of the number of shares available under the plan.

•
No Recycling of Shares under the 2009 Option Plan:  If the 2014 LTI Plan is approved, the remaining 342,000 shares that are unissued under the 2009 Option Plan will cease to be available for award, and any awards under the 2009 Option Plan that are forfeited or cancelled  will not be added to the total number of shares available for issuance under the 2014 LTI Plan.

•
Double-Trigger Change of Control Provisions:  Outstanding awards will only vest in full upon a participant’s qualifying termination of employment following a change of control unless otherwise provided by the Committee (as defined below) in its discretion in the award agreement.

Shareholder approval of the 2014 LTI Plan is being sought in order to (i) meet the shareholder approval requirements of the NASDAQ, and (ii) qualify certain stock options authorized under the 2014 LTI Plan for treatment as incentive stock options for purposes of Section 422 of the Code.

Material Features of the 2014 LTI Plan

The 2014 LTI Plan will be administered by a board committee appointed by the Board of Directors.  Unless otherwise determined by the Board, the Equity Compensation Committee of the Compensation and Nominating Committee or of the Board (the “Committee”) shall administer the 2014 LTI Plan.  The Committee will have, among other powers, the power to interpret and construe any provision of the plan, to adopt, amend, suspend or waive rules and regulations for administering the plan, including the adoption of sub-plans and addenda for participants outside of the United States to achieve favorable tax results or facilitate compliance with laws, and to perform other acts relating to the administration of the plan, including, at the Committee’s discretion, the delegation of any administrative responsibilities.  Decisions of the Committee are final and binding on all parties.

The Committee will have the sole discretion to designate participants and grant to such participants one or more equity awards, including options, restricted stock and restricted stock units, performance units, stock appreciation rights, other stock-based awards or any combination thereof.  The Committee will have the sole discretion to determine the number or amount of any award to be granted to any participant.  If a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2014 LTI Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2014 LTI Plan, then an equitable adjustment shall be made to:  (i) the number and type of shares (or other securities or property) which may be made the subject of awards, including the aggregate and individual limits set forth in the 2014 LTI Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award or make provision for a cash payment to the holders of an outstanding award.  The Committee may not take any other action that would impair the rights of any affected participant, holder or beneficiary under any award or reduce the exercise price of any option or stock appreciation right as established at the time of grant.

The Committee or Board, as applicable, will determine whether awards will be granted with or without cash consideration.  Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee will determine.  Any shares of stock deliverable under the 2014 LTI Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event referred to above, the exercise price of stock under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award.  The Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made.  Determinations of fair market value under the 2014 LTI Plan will be made in accordance with methods or procedures established by the Committee, or if not otherwise determined by the Committee, in accordance with the method set forth in the 2014 LTI Plan.

The Committee may impose restrictions on restricted stock and restricted stock units in its discretion.  These restrictions may lapse as the Committee deems appropriate.  Upon termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited, unless the Committee determines otherwise.

Any performance units granted will vest upon the attainment of performance goals.  The Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the award. In addition, the Committee may establish the terms and conditions of stock appreciation rights and other stock-based awards.

The Board of Directors may amend, alter, discontinue or terminate the 2014 LTI Plan or any portion of the plan any time.  However, stockholder approval must be obtained for any plan adjustment that would increase the number of shares available for awards or any other material amendment of the 2014 LTI Plan.

No awards may be granted under the 2014 LTI Plan after the tenth anniversary of the effective date of the 2014 LTI Plan.

Eligibility

At present, no specific grants are planned under the 2014 LTI Plan.  All grants are expected to be made on a discretionary basis, rather than pursuant to a formula.  Accordingly, the amounts of any awards under the 2014 LTI Plan to any specific person or group are not determinable at this time.  Any key employee or full-time employee director of the Company and its affiliates will be eligible to receive grants under the 2014 LTI Plan.  A key employee means any officer or other key employee of the Company or any affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any affiliate as determined by the Committee.  An eligible employee-director means each member of the Board of Directors who is a full-time employee or officer of the Company or any affiliate.

In addition, holders of options and other types of awards granted by a company that is acquired by the Company or with which the Company combines are eligible to receive awards under the 2014 LTI Plan granted in assumption of, or in substitution for, outstanding awards previously granted to such holders.  As of March 27, 2014, the estimated number of potentially eligible key employees and full-time employee directors was approximately 40 and 1, respectively.

Shares Available for Awards

The maximum number of shares of the Company common stock which may be issued under the 2014 LTI Plan is 500,000, subject to adjustment by the Committee for stock splits and other events as set forth in the 2014 LTI Plan.  The increase in the number of shares available for issuance under the 2014 LTI Plan as compared to the 2009 Option Plan would allow the Company to prepare for future growth and to keep pace with evolving compensation practices.

In addition, no participant may receive options and stock appreciation rights under the 2014 LTI Plan in any calendar year that relate to more than 50,000 shares.

 Shares of common stock that, as of the effective date of the 2014 LTI Plan, have not been issued under the 2009 Option Plan and are not covered by outstanding awards under the 2009 Option Plan will not be available for award under the 2014 LTI Plan.

If, after the effective date of the 2014 LTI Plan, (i) any shares covered by an award under the 2014 LTI Plan, or to which such an award relates, are forfeited or (ii) any award under the 2014 LTI Plan expires or is cancelled or otherwise terminated, then the number of shares available for issuance under the 2014 Plan will increase, to the extent of any such forfeiture, expiration, cancellation or termination.  Any awards or options granted under the 2009 Option Plan and any previous long-term incentive plan of the Company will not be treated as awards under the 2014 LTI Plan and therefore will not count toward the maximum number of shares available under the 2014 LTI Plan and will not be added to the total number of shares available for issuance under the 2014 LTI Plan when such awards are forfeited or cancelled.  However, if the Committee grants substitute awards, which are awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company that is acquired by the Company in a merger or other business combination, then such substitute awards will not count toward the maximum number of shares available under the 2014 LTI Plan and will result in additional dilution.

The closing price per share of the Company’s common stock as reported on the NASDAQ on March 27, 2014 was $9.95.

Awards

All awards are expected to be evidenced by an award agreement between the Company and the individual participant and approved by the Committee.  In the discretion of the Committee, an eligible key employee, executive officer or full-time employee-director may receive awards from one or more categories described below, and more than one award may be granted to an eligible key employee, executive officer or full-time employee-director.

Types of awards under the 2014 LTI Plan include:

Stock Options and Stock Appreciation Rights

Subject to the terms of the 2014 LTI Plan, the Committee may grant to participants stock options and stock appreciation rights (SARs) with such terms and conditions as the Committee determines.  At the time of grant of a stock option, the Committee will determine whether the option will be a non-qualified or an incentive stock option, provided that incentive stock options will only be granted to key employees.  The terms of any incentive stock option shall comply in all respects with the provisions of Code Section 422.  Each stock option granted under the 2014 LTI Plan will be evidenced by an Option Award Agreement between the Company and the participant and such Option Award Agreement will contain the number of shares and the terms on which the option can be exercised.

The date of grant will not be earlier than the date on which the Committee approves such grant.  The exercise price per share shall be determined by the Committee; provided, however, that except in the case of substitute awards, the exercise price will not be less than 100% of the fair market value of the Company’s common stock on the date the stock option is granted, and in the case of incentive stock options granted to any participant that owns more than ten percent of the Company, the exercise price will be at least 110% of the fair market value of the Company’s common stock on the date of grant.  Unless otherwise determined by the committee or the Board, fair market value of  a share of the Company’s common stock on a relevant date means:

(i)           if the share is listed on an established securities exchange, the value per share is based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of shares traded as reported on such exchange for each of the last five (5) most recent business days on which the shares traded prior to the date of grant, (or if valuation is for establishing the fair market value of shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a share on an exercise or settlement date, for comparison to determine the change in value of such share from its value as of the date of grant, for example, then such five most recent business days on which the shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (i)(a) above weighted based on the volume of trading of such shares on each such business day;

(ii)           if the share is not listed on an established securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on the average selling price determined by (a) calculating the  arithmetic mean of the high and low prices of  shares traded as reported for each of the last five (5) most recent business days on which the shares traded prior to the date of grant (or if valuation is for establishing the fair market value of shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a share on an exercise or settlement date, for comparison to determine the change in value of such share from its value as of the date of grant, for example, then such five most recent business days on which the shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (ii)(a) above weighted based on the volume of trading of such shares on each such trading day; or

(iii)           if the share is not listed on an established securities exchange or is not traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

Restricted Stock and Restricted Stock Units

Subject to the terms of the 2014 LTI Plan, the Committee may grant with respect to each restricted stock or restricted stock unit award, the number of shares or restricted stock units, respectively, with respect to which such award relates.

Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

The Committee shall determine the manner in which restricted stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of restricted stock, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such restricted stock.

Employment Status of Participant

In the event of a participant’s termination of employment by either the participant or the Company, including but not limited to by reason of retirement, permanent disability, or death, then with respect to vested stock options or vested stock appreciation rights, the Committee may establish, in the Award Agreement, a period or periods in addition or in the alternative to the stated term of the option or the stock appreciation right (and incentive stock options, the provisions of Code Section 422 shall be applicable.)   If the stock appreciation right has a specified settlement date in the award agreement, any vested stock appreciation right will be settled and paid on such specified date.

With respect to restricted stock and restricted stock units, except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all shares of restricted stock and all restricted stock units still subject to restriction will be forfeited and reacquired by the Company unless otherwise determined by the Committee that a waiver would be in the best interests of the Company.

Change of Control

Unless otherwise provided in the Award Agreement, in the discretion of the Committee, any award not fully vested at the time a participant terminates employment due to a Change of Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term. If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in a change of control transaction.  If applicable, each award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and such other appropriate adjustments in the terms and conditions of the award shall be made.   In addition, if the foregoing does not apply with respect to any particular outstanding award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or shares all as more fully set forth in the 2014 LTI Plan.  Change of Control is defined in the 2014 LTI Plan which is attached to this Proxy Statement.

Nonassignable and Nontransferable Awards

Each award, and all rights thereunder, shall be nonassignable and nontransferable other than by will or by the laws of descent and distribution, except that the Committee may allow a participant to: (a) designate in writing a beneficiary to exercise the award after the participant’s death, or (b) transfer any award, in the manner and to the extent specified by the Committee.  During the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative.  No award (other than released securities), and no right under any such award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

Effective Date and Duration of the 2014 LTI Plan

If approved by the shareholders owning a majority of the total votes cast at the Annual Meeting, the 2014 LTI Plan will become effective as of the date of shareholder approval.  No awards may be made under the 2014 LTI Plan after the tenth (10th) anniversary of the effective date.  However, any award granted prior to the tenth (10th) anniversary of the effective date may extend beyond such date, and the authority of the Committee and the Board to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or rights under any such award, and to amend the 2014 LTI Plan, will extend beyond such date.  The Board may terminate the 2014 LTI Plan at any time with respect to all awards that have not been granted.

Amendment and Discontinuance

The Board may amend, alter, suspend, discontinue, or terminate the 2014 LTI Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the 2014 LTI Plan shall in any manner (except as otherwise provided) adversely affect any award granted and then outstanding under the 2014 LTI Plan, without the consent of the participant; and provided, further, that shareholder approval of any amendment of the plan shall also be obtained if otherwise required by the listing requirements of the principal securities exchange or market on which the shares are then traded.  In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 2014 LTI Plan or any award in a manner and to the extent it deems desirable to carry the plan into effect.  Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the plan that prohibit the repricing of options and stock appreciation rights.

The Board shall have the right and the power to terminate the 2014 LTI Plan at any time.  No award shall be granted after the termination of the 2014 LTI Plan; provided that, unless otherwise expressly provided in the 2014 LTI Plan or in an applicable award agreement, any award theretofore granted may extend beyond the date of the plan’s termination, and, to the extent set forth in the 2014 LTI Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date.

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and the recipients of awards under the 2014 LTI Plan are complex and subject to change.  The following discussion is only a summary of the general rules applicable to the 2014 LTI Plan.  Recipients of awards under the 2014 LTI Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2014 LTI Plan. The tax consequences related to the issuance of each is discussed separately below.

Options and Stock Appreciation Rights (SARs).  In general, a recipient of an option or SAR granted under the 2014 LTI Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price.  The tax basis for the shares purchased is their fair market value on the date of exercise.  Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.  The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition.  Generally, such shares must be held at least 12 months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee.  The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price.  An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method.  Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price.  Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock.  In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions.  Alternatively, unless prohibited by the Committee, a participant may elect under Section 83(b) of the Internal Revenue Code (“Code”) to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2014 LTI Plan and Code with respect to such election.  The amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares.  In general, any gain recognized thereafter will be capital gain.

Restricted Stock Units (RSUs). In general, a participant who is awarded RSUs will not recognize taxable income upon receipt.  When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates.  However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses.  In such a case, a participant, unless prohibited by the Committee, may elect under Section 83(b) of the Code to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2014 LTI Plan and Code with respect to such election.  In general, any gain recognized thereafter will be capital gain.

Withholding Requirements.  The Company or any affiliate shall be entitled to withhold from any amount otherwise payable to a participant (or secure payment from the participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company or an affiliate with respect to any amount payable and/or shares issuable to such participant under the 2014 LTI Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an award or upon a disqualifying disposition of shares received pursuant to the exercise of an incentive stock option, and the Company may defer payment or issuance of the cash or shares upon the grant, exercise or vesting of an award unless indemnified to its satisfaction against any liability for any such tax.  The Company shall determine the amount of such withholding or tax payment, which shall be payable by the participant at such time as the Company determines.  The Committee may prescribe in each award agreement one or more methods by which the participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the participant to the Company or an affiliate or the withholding from the award, at the appropriate time, of a number of shares sufficient, based upon the fair market value of such shares, to satisfy such tax withholding requirements.  The Committee may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

Deduction Limits and Performance Measures.  The Company generally will be entitled to a tax deduction in connection with an award made under the 2014 LTI Plan only to the extent that the participant recognizes ordinary income from the award. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers.  Code Section 162(m) limits the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement.  Compensation paid to any of these specified executive officers will be deductible by the Company only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m).

Code Section 409A Compliance. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on final regulations and other guidance issued under Code Section 409A, the awards under the 2014 LTI Plan could be affected.  In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply.  If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

The Company has designed the 2014 LTI Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A.  The Company intends to continue to review the terms of the 2014 LTI Plan and may, subject to the terms of the 2014 LTI Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.

The Company does not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the 2014 LTI Plan.  Participants in the 2014 LTI Plan should consult their own personal tax advisors to determine the particular tax consequences of the 2014 LTI Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

Vote Required

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

The Company believes that its compensation plans have made a significant contribution to the success of the Company in attracting and retaining key employees.  It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise, to vote “FOR” the 2014 LTI Plan.

Accordingly, the Compensation and Nominating Committee and Board of Directors recommends that the shareholders vote “FOR” approval of the 2014 LTI Plan.

EXECUTIVE OFFICERS

The names of the Executive Officers of Summit Financial Group, Inc. as of March 1, 2014, the present position and past offices with Summit Financial Group, Inc. and term of office of such officers and the number of shares of Common Stock and Preferred Stock of the Company beneficially owned by such Executive Officers are set forth in the following table.  The number of shares shown as beneficially owned by Executive Officer is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Unless indicated in the following table, to our knowledge, the Executive Officers have sole voting and sole investment power with respect to all shares beneficially owned.  Shares of common stock issuable upon exercise of currently exercisable options or upon conversion of Preferred Stock within 60 days of March 1, 2014, are deemed to be outstanding and to be beneficially owned by the Executive Officer holding the options or Preferred Stock for the purpose of computing the percentage ownership of that Executive Officer, but are not treated as outstanding for the purpose of computing the percentage ownership of any other Executive Officer.

Name and Age as of the May 15, 2014 Meeting Date	Positions and Offices with Summit and Summit Community Bank and Term of Office	Amount of Beneficial Ownership of Summit’s Equity Securities as of March 1, 2014
		Number of Common Shares	% of Common Stock	Number of Preferred Shares	% of Preferred Stock
H. Charles Maddy, III.(51)	Director of Summit Financial Group since 1993. President and CEO of Summit Financial Group since 1994; Chairman of Board of Directors of Summit Community Bank, the subsidiary of the Company, since September, 2010 and Co-Chairman from 2007-September, 2010; Vice-Chairman and Director of the Federal Home Loan Bank of Pittsburgh (“FHLB”) during the time period from 2002 to 2010 and also served as Chairman and a member of the Audit Committee of the Federal Home Loan Bank.	138,390(1)	1.83%	252(1)	1.61%
Robert S. Tissue ….....(50)	Senior Vice President and Chief Financial Officer of Summit Financial Group since 1998.	102,522(2)	1.36%	230(2)	1.47%
Patrick N. Frye ……...(55)	Senior Vice President and Chief of Credit Administration of Summit Financial Group since December 2003.	91,062(3)	1.21%	250(3)	1.60%
Scott C. Jennings …...(52)	Senior Vice President and Chief Operating Officer of Summit Financial Group since 2000.	42,281(4)	*	-	-
Bradford E. Ritchie (46)
Senior Vice President of Summit Financial Group and President of Summit Community Bank since  2012.  Served as President of the West Virginia Market of Summit Community Bank from July 2008 to December 2011.
		21,441(5)	*	100(6)	*

(1)
Includes 10,075 Common Shares owned by spouse, 25,277 fully vested Common Shares held in Company’s ESOP, exercisable stock options for 48,200 Common Shares, 250 Shares of Series 2009 Preferred Stock owned by spouse convertible into 45,455 shares of Common Stock which are pledged as collateral, and 2 Shares of Series 2011 Preferred Stock convertible into 250 shares of Common Stock.

(2)
Includes 7,470 fully vested Common Shares held in Company’s ESOP, exercisable stock options for 30,920 Common Shares, 700 Common Shares held in spouse’s self-directed IRA, 200 Shares of Series 2009 Preferred Stock convertible into 36,364 shares of Common Stock, and 30 Shares of Series 2011 Preferred Stock held in a self-directed IRA convertible into 3,750 shares of Common Stock.

(3)
Includes 7,614 fully vested Common Shares held in Company’s ESOP, 2,371 fully vested Common Shares held in Company’s ESOP by spouse, exercisable stock options for 27,520 Common Shares, 110 Common Shares owned by spouse, and 250 Shares Series 2009 Preferred Stock convertible into 45,455 shares of Common Stock which are pledged as collateral.

(4)	Includes 13,558 fully vested Common Shares held in Company’s ESOP and exercisable stock options for 28,520 Common Shares.
(5)
Includes 259 fully vested Common Shares held in Company’s ESOP, exercisable stock options for 3,000 Common Shares and 100 shares of Series 2009 Preferred Stock convertible into 18,182 shares of Common Stock, which are all pledged as collateral.

PRINCIPAL SHAREHOLDER

The following table lists each shareholder of Summit who is the beneficial owner of more than 5% of Summit’s voting securities as of March 1, 2014.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Common Stock	John W. Crites P. O. Box 867 Petersburg, WV 26847	798,816(1)	10.36%

Common Stock	Patricia A. Crites	628,860(2)	8.16%

(1)
Includes 227,240 shares in eight subtrusts created for the benefit of grandchildren.  Mr. Crites and his wife serve as co-trustees of six of the eight subtrusts and also have the power to vote the shares of stock owned by all eight of the subtrusts, including two subtrusts for which they are not acting as co-trustees.  Also includes 71,059 shares of Common Stock in the Patricia A. Crites 2010 Grantor Retained Annuity Trust for which Mr. Crites is the trustee and 98,897 shares of Common Stock in the Patricia A. Crites 2012 Grantor Retained Annuity Trust for which Mr. Crites is the trustee.  Also includes 2,000 shares of Series 2011 Preferred Stock convertible into 250,000 shares of Common Stock.

(2)
Includes 470,620 shares that Mrs. Crites shares voting and dispositive power with her husband, John Crites, which includes 69,000 shares held in six subtrusts created for the benefit of the Crites grandchildren for which Mrs. and Mr. Crites act as co-trustees as described in footnote 1 above, and the maximum of 250,000 shares of Common Stock into which the Series 2011 Preferred Stock is convertible on March 1, 2014 and 27,300 shares individually owned by Mr. Crites.  Mrs. Crites disclaims and does not report beneficial ownership over 169,956 Shares over which Mr. Crites exercises sole voting and dispositive power, which includes 71,059 shares owned by The Patricia A. Crites 2010 Grantor Retained Annuity Trust, for which he is trustee and 98.897 shares of common stock owned by the Patricia A. Crites 2012 Grantor Retained Annuity Trust.

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION
OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
OTHER BUSINESS OF SHAREHOLDERS

Under our Articles of Incorporation, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors.  These procedures provide that nominations for Directors at an annual meeting of shareholders must be submitted in writing to the President of the Company at P. O. Box 179, 300 North Main Street, Moorefield, West Virginia 26836.  The nomination must be received no later than:

•           thirty (30) days in advance of an annual meeting if at least thirty (30) days prior notice is provided; or

•           five (5) days following the day on which the notice of meeting is mailed if less than thirty (30) days’ notice is given.

The nomination must contain the following information about the nominee and notifying shareholder:

•           name of the nominee;

•           address of the nominee;

•           principal occupation of the nominee;

•           the number of shares of common stock held by the notifying shareholder; and the name and address of the notifying shareholder.

The chairman of the meeting may refuse to acknowledge the nomination of any person, if not in compliance with the foregoing procedures.

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement.  If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote the proxies in accordance with their best judgment.

Under the rules of the SEC, shareholder proposals intended to be presented at the Company’s 2015 Annual Meeting of Shareholders must be received by us, Attention:  Secretary, at our principal executive offices by December 8, 2014, for inclusion in the proxy statement and form of proxy relating to that meeting.  We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

Shareholder proposals to be brought before our 2015 Annual Meeting and submitted outside the processes of Rule 14a-8 must be received by us, Attention: Secretary, at our principal executive offices by February 21, 2015.  If notice is not provided by February 21, 2015, the persons named in the Company’s proxy for the 2015 Annual Meeting of Shareholders will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been addressed in the proxy statement for the 2015 Annual Meeting of Shareholders.

Stock Transfers

Current market quotations for the common stock of Summit Financial Group, Inc. are available on the NASDAQ Capital Market under the symbol “SMMF.”

ANNUAL REPORT

The annual report of the Company for the year ended December 31, 2013, is being mailed concurrently with this Proxy Statement.

The financial statements and other information to be delivered with this Proxy Statement constitute the annual disclosure statement as required by 12 C.F.R. 18.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2013.  Requests for copies of such report should be directed to Julie R. Cook, Vice President, Chief Accounting Officer, Summit Financial Group, Inc., P. O. Box 179, Moorefield, West Virginia 26836, or e-mail jcook@summitfgi.com.

Whether or not you plan to attend the Meeting, please mark, sign, date, and promptly return the enclosed proxy in the enclosed envelope.  No postage is required for mailing in the United States.

                                           By Order of the Board of Directors,

                                           April 10, 2014

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF SUMMIT FINANCIAL GROUP, INC.
ON MAY 15, 2014

The undersigned shareholder(s) of Summit Financial Group, Inc. (“Summit”) hereby appoints Julie R. Cook and Teresa D. Ely, or either of them, with full power to act alone as attorneys and proxies to vote all the shares of the common stock of Summit held or owned by the undersigned at the Annual Meeting of Shareholders on May 15, 2014, or at any adjournments thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

1.	To elect five (5) Directors of Summit to serve a three year term until the 2017 Annual Meeting or until their successors are elected and qualified:

[  ]  FOR ALL NOMINEES LISTED BELOW                                                                                                           [  ]  WITHHOLD AUTHORITY
(except as marked to the contrary below)	TO VOTE FOR ALL NOMINEES LISTED BELOW

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

J. Scott Bridgeforth                                           Georgette R. George                                                      Jeffrey E. Hott

Duke A. McDaniel                                George W. Pace

2.           To ratify the selection of Arnett Foster Toothman, PLLC as Summit’s independent registered publicaccounting firm for the year ended December 31, 2014.

[  ] FOR                                [  ] AGAINST                                             [  ] ABSTAIN

3.           To approve the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan.

                                [  ] FOR                                [  ] AGAINST                                             [  ] ABSTAIN

THE PROXIES INTEND TO EXERCISE THEIR DISCRETIONARY VOTING AUTHORITY IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REGULATIONS TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

This proxy confers on the proxy holder the power of cumulative voting for the election of Directors and the power to vote cumulatively for less than all of the nominees listed in Item 1.  This proxy may be revoked at any time prior to its exercise in accordance with the procedure set forth in the proxy materials.

                                       Dated                                                               , 2014

                                       Shareholder(s) should sign exactly as name(s) appears on the label. Any person signing in fiduciary capacity should please enclose proof of his appointment unless such proof has already been furnished. All joint owners must sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2014

The proxy statement, along with our 2013 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2013, are available free of charge on the following website:  www.summitfgi.com.

EXHIBIT A

SUMMIT FINANCIAL GROUP, INC. 2014 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE.

(a)           In General.  The Summit Financial Group, Inc. 2014 Long-Term Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

(b)           Application of Plan to Prior Awards.  Any Awards granted under the 2009 Summit Financial Group, Inc. Officer Stock Option Plan (“2009 Option Plan”) will continue to be administered under, and subject to the provisions of the 2009 Option Plan.  This 2014 Long-Term Incentive Plan will not alter the terms of any outstanding awards granted under the 2009 Option Plan.  Any shares that remain unissued from the 2009 Option Plan as of the Effective Date of this Plan will cease to be available for future use.

SECTION 2.  DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth in this Section 2.  Any definition of a performance measure used in connection with an Award described by Section 11(g) shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States.

(a)           “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)           “Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit, Stock Appreciation Right or Other Stock-Based Award granted under the Plan.

(c)           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.  An Award Agreement may be in electronic form.

(d)           “Board” shall mean the board of directors of the Company.

(e)           “Change of Control” means with respect to (i) the Company or an Affiliate for whom the Participant is performing services at the time of the Change in Control Event; (ii) the Company or any Affiliate that is liable for the payment to the Participant hereunder (or all corporations liable for the payment if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of service by the Participant for the Company or such corporation (or corporations) or there is a bona fide business purpose for the Company or such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making the Company or such corporation or corporations liable for such payment is the avoidance of Federal Income tax; or (iii) a corporation that is a majority shareholder of a corporation identified in paragraph (i) or (ii) of this section, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i) or (ii) of this section, a Change in Ownership or Effective Control or a Change in the Ownership of a Substantial Portion of the Assets of a Corporation as defined in Section 409A of the Code, and the regulations or guidance issued by the Internal Revenue Service thereunder, meeting the requirements of a “Change in Control Event” thereunder.

(f)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)           “Committee” shall mean a committee of the Board designated by the Board to administer the Plan.  Unless otherwise determined by the Board, the Equity Compensation Committee of the Compensation and Nominating Committee or of the Board shall be the Committee under the Plan.

(h)           “Company” shall mean Summit Financial Group, Inc., together with any successor thereto.

(i)           “Effective Date” shall mean the date as provided in Section 14.

(j)           “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which an amount related to or arising in connection with the Award may be deducted by the Company, and (ii) the recipient of taxable compensation of more than $1,000,000 for that taxable year.

(k)           “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Fair Market Value means, unless otherwise determined by the Committee or Board, as applicable, with respect to a Share on the relevant date:

(i)           if the Share is listed on an established securities exchange, the value per Share shall be based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of Shares traded as reported on such exchange for each of the last five (5) most recent business days on which the Shares traded prior to the date of grant, (or if valuation is for establishing the Fair Market Value of Shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a Share on an exercise or settlement date, for comparison to determine the change in value of such Share from its value as of the date of grant, for example, then such five most recent business days on which the Shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (i)(a) above weighted based on the volume of trading of such Shares on each such business day;

(ii)           if the Share is not listed on an established securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per Share shall be based on the average selling price determined by (a) calculating the arithmetic mean of the high and low prices of  Shares traded as reported for each of the last five (5) most recent business days on which the Shares traded prior to the date of grant (or if valuation is for establishing the Fair Market Value of Shares on a date other than the date of grant, such as, for example, to establish the appreciation in value of a Share on an exercise or settlement date, for comparison to determine the change in value of such Share from its value as of the date of grant, for example, then such five most recent business days on which the Shares traded prior to such other date shall be used in such calculation of value as of such other date, as the case may be,) and then (b) calculating the average of such amounts computed in subsection (ii)(a) above weighted based on the volume of trading of such Shares on each such trading day; or

(iii)           if the Share is not listed on an established securities exchange or is not traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

With respect to any other property, the fair market value of such property shall be determined by such methods or procedures as the Committee or Board, as applicable, establishes.

(l)           “Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(m)           “Key Employee” means any officer or other key employee of the Company or any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee.  In connection with any merger, acquisition or other business combination to which the Company or any Affiliate is a party, the Committee is authorized to designate other persons who may be deemed Key Employees for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Affiliate following the business combination, provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

(n)           “Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.

(o)           “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)           “Other Stock-Based Award” shall mean any right granted under Section 10.

(q)           “Participant” shall mean an individual granted an Award under the Plan and to the extent applicable, includes any other individual who holds an outstanding Award (including, but not limited to, any individual who inherits a Participant’s Award following the Participant’s death).

(r)           “Performance Unit” shall mean any right granted under Section 8.

(s)           “Plan” shall mean this Summit Financial Group, Inc. 2014 Long-Term Incentive Plan.

(t)           “Restricted Stock” shall mean any Share granted under Section 7.

(u)           “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.

(v)           “Shares” shall mean shares of the common stock of the Company, $2.50 par value.

(w)           “Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, or on a date or date specified in the SAR Award Agreement, as the case may be, the excess of:

(i)           the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over

(ii)           the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.

(x)           “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.  ELIGIBILITY.

(a)           The Committee may designate any Key Employee, including any executive officer or employee-director of the Company or any Affiliate, as a Participant.

(b)           An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate as a Key Employee shall be deemed to be eligible for Awards hereunder as of commencement of employment.

(c)           Directors who are not full-time officers or employees are not eligible to receive Awards hereunder.

(d)           Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4.  ADMINISTRATION.

(a)           The Plan shall be administered by the Committee.  If, however, the Committee is not in existence, the Board shall assume the functions of the Committee and all references to the Committee in the Plan shall mean the Board.  A director may serve as a member or alternate member of the Committee only during periods in which the director is (i) “independent” within the meaning of the applicable rules of the NASDAQ Stock Market, Inc., the Securities and Exchange Commission and the Company’s director independence standards and (ii) an “outside director” as described in Section 162(m) of the Code.

(b)           Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(g), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)           All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5.  SHARES AVAILABLE FOR AWARDS.

(a)           Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 500,000 shares.  Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 50,000 Shares. If an Option or SAR is canceled, the canceled Option or SAR continues to be counted against the maximum number of Shares for which Options or SARs may be granted to the Participant under the plan.

(b)           If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination.  For purposes of this Section 5(b), however, awards and options granted under  any previous option of long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall not be treated as Awards.  For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by:  (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.

(c)           Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.

(d)           Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.

(e)           In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.  Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.

SECTION 6.  OPTIONS.

(a)           The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.  Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board or Committee shall constitute the granting of any Option hereunder.  The number of Shares and the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant shall be determined by the Committee and set forth in the Option Award Agreement.

(b)           The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c)           The term of each Option shall be fixed by the Committee but shall not exceed 10 years.

(d)           The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.  Each Option granted pursuant to the Plan shall be evidenced by an Option Award Agreement between the Company and the Participant, in such form as the Committee shall from time to time approve.  The number of Shares and the date of grant, which may not be earlier than the date on which the Committee approves such grant shall be determined by the Committee and set forth in the Option Award Agreement.  Each Option Award Agreement shall also include a vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option.  This condition shall not impose upon the Company any obligation to retain the Participant in its employ for any period.  In addition, each Option Award Agreement shall comply with and be subject to all of the terms and conditions set forth in this Plan, including but not limited to the provisions of this Section 6 and Section 11 of the Plan.

(e)           Options shall include Non-Qualified Stock Options and Incentive Stock Options and each Option Award Agreement shall specifically state what type of Option is being granted whether a Non-Qualified Stock Option or Incentive Stock Option.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.

  SECTION 7.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)           The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine

(b)           Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)           Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)           Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

SECTION 8.  PERFORMANCE UNITS.

(a)           The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b)           Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

SECTION 9.  STOCK APPRECIATION RIGHTS (SARs).

(a)           The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b)           The term or date or dates of settlement of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant.

(c)           Settlement Date or Dates or Exercise of SARs:

(i)           A SAR Award Agreement may specify a specific settlement date or dates, or may grant a term during which such SAR or SARs, if vested, may be exercised.  With respect to a SAR Award Agreement that grants Participant a term during which vested SARs may be exercised by the Participant, the Participant may exercise any such SAR granted under this Plan with respect to all or any part of the number of vested SARs then exercisable under the terms of the written SAR Award Agreement by giving the Committee written notice of intent to exercise.  The notice of exercise shall specify the number of SARs to be exercised under the Award and shall specify the date of exercise;

(ii)           Each SAR, once vested, that is granted under the Plan shall be exercisable only on a settlement date or dates specified in the SAR Award Agreement or during a term established by the Committee as set forth in the applicable SAR Award Agreement; and

(iii)           The holder of a SAR shall not have any of the rights of a stockholder.

SECTION 10.  OTHER STOCK-BASED AWARDS.

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.  Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11.  GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a)           Change of Control. Unless otherwise provided, in the sole discretion of the Committee, in any Award Agreement, the following provisions shall apply with respect to a Change of Control:

(i)           Vesting.  Any Award not fully vested at the time a Participant terminates employment due to a Change of Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term.

(ii)           Assumption of Awards.  If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction.  If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(iii)           Payment for Awards.  If the provisions of paragraph (a)(ii) above do not apply with respect to any particular outstanding Award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to:  (1) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefore; (2) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested Shares or units, as applicable.

(b)           The Committee or Board, as applicable, shall determine whether Awards will be granted to Participants with or without cash consideration.

(c)           Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company or an Affiliate.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or an Affiliate, may be granted either at the same time as or at a different times from the grant of such other Awards or awards.

(d)           Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11 and rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(e)           Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.  The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(f)           All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  The Committee or Board, as applicable, may require each Participant or other person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other person is acquiring the Shares without a view to the distribution thereof.

 (g)           Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A of the Code, and the terms of the Award Agreement and any related rules and procedures adopted by the Committee shall reflect such intention.  Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A of the Code, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A.  The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A.

(h)           The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.

SECTION 12.  AMENDMENT AND TERMINATION.

(a)           Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of the NASDAQ Stock Market, Inc. or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award.  Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b)           The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award, (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award.  Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A.  The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants.  The Company makes no representation or covenant that any action taken pursuant to this Section 12(b) will comply with Section 409A.

(c)           The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A.  However, the Company makes no representation or covenants that Awards will comply with Section 409A.

(d)           The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13.  MISCELLANEOUS.

(a)           No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)           The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any such delegation to management shall conform with the requirements of applicable West Virginia corporation law, as in effect from time to time.

(c)           The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.

(d)           Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)           The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate.  Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(f)           If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)           Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)           No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)           Awards Not Includable for Benefit Purposes.  Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(j)           Compliance with Laws.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and to Company policies that affect the issuance and or transfer of Shares or other securities issued by the Company.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)           obtaining any approvals from governmental agencies and national securities exchanges that the Company determines are necessary or advisable; and

(ii)           completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

SECTION 14.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 15.  TERM OF THE PLAN.

No Award shall be granted under the Plan after the tenth anniversary of the effective date.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.

SECTION 16.  GOVERNING LAW.

The Plan shall be construed in accordance with and governed by the laws of the State of West Virginia without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its corporate name by its corporate officer thereunto duly authorized, as of the date first above written.

                                           SUMMIT FINANCIAL GROUP, INC.

                                           By _________________________

                                             Its _________________________